As filed with the Securities and Exchange Commission on July 12, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIPLECROWN ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-0333311
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7 Times Square, 17th Floor

New York, New York 10036

(212) 683-5350

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan J. Ledecky, President and Secretary

Triplecrown Acquisition Corp.

7 Times Square, 17th Floor

New York, New York 10036

(212) 683-5350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 - Facsimile	Bruce S. Mendelsohn, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002 - Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one-third Warrant(2)	46,000,000 Units	$10.00	$460,000,000	$14,122.00
Shares of Common Stock included as part of the Units(2)	46,000,000 Shares	—	—	— (3)
Warrants included as part of the Units(2)	15,333,333 Warrants	—	—	— (3)
Shares of Common Stock underlying the Warrants included in the Units(4)	15,333,333 Shares	$7.00	$107,333,331	$3,295.14
Total			$567,333,331	$17,417.14

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 6,000,000 Units and 6,000,000 shares of Common Stock and 2,000,000 Warrants underlying such Units which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                     , 2007

P R O S P E C T U S

$400,000,000

Triplecrown Acquisition Corp.

40,000,000 Units

Triplecrown Acquisition Corp. is a newly organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses in the financial services industry, which we refer to as our initial business combination. If we are unable to consummate a business combination within 24 months from the date of this prospectus, we will liquidate and distribute the proceeds held in the trust account to our public stockholders. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of one share of common stock and one third of one warrant. We are offering 40,000,000 units. We expect that the public offering price will be $10.00 per unit. Each whole warrant entitles the holder to purchase one share of common stock at a price of $7.00. The warrants will become exercisable on the later of the completion of our initial business combination and one year from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. The warrants will expire five years from the date of this prospectus, unless earlier redeemed.

We have also granted the underwriters a 30-day option to purchase up to an additional 6,000,000 units to cover over-allotments, if any.

Eric J. Watson, our chairman of the board and treasurer, and Jonathan J. Ledecky, our president and secretary, have agreed to purchase an aggregate of 3,333,333 warrants at a price of $1.50 per warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants as the “sponsors’ warrants.” The proceeds from the sale of the sponsors’ warrants in the private placement will be deposited into a trust account and be subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete a business combination. The sponsors’ warrants will be substantially similar to the warrants included in the units sold in this offering except that if we call the warrants for redemption, the sponsors’ warrants will be exercisable on a cashless basis and will not be redeemable by us so long as they are still held by these purchasers or their affiliates. The purchasers of the sponsors’ warrants have agreed not to transfer, assign or sell any of these warrants until we consummate our initial business combination.

Currently, there is no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol “            .U” on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading. No fractional warrants will be issued and only whole warrants will trade. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols “            ” and “            .WS,” respectively. We cannot assure you, however, that our securities will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 17 for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering Price	$10.00	$400,000,000
Underwriting Discount(1)	$0.70	$28,000,000
Proceeds to Triplecrown Acquisition Corp. (before expenses)	$9.30	$372,000,000

(1)	Includes $0.35 per unit or $14.0 million in the aggregate ($16.1 million if the underwriters’ over-allotment option is exercised in full), payable to the underwriters for deferred underwriting discounts and commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about             , 2007. Of the proceeds we receive from this offering and the sale of the sponsors’ warrants described in this prospectus, approximately $9.76 per share, or $390,250,000 in the aggregate (approximately $448,150,000 per share, or approximately $9.74 in the aggregate if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account, at             , with Continental Stock Transfer & Trust Company as trustee. These funds will not be released until the earlier of the completion of our initial business combination and our liquidation (which may not occur until 24 months from the date of this prospectus).

Citi

Jefferies & Company	Ladenburg Thalmann & Co. Inc.	Broadband Capital Management LLC

The date of this prospectus is             , 2007

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Triplecrown Acquisition Corp. References in this prospectus to “public stockholders” refers to those persons that purchase the securities offered by this prospectus and any of our officers, directors and founders (as defined below) who purchase these securities either in this offering or afterwards, provided that such individuals’ status as “public stockholders” shall only exist with respect to those securities so purchased. References in this prospectus to our “management team” refer to our officers and directors. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

We are a blank check company formed under the laws of the State of Delaware on June 8, 2007. We were formed to acquire a currently unidentified operating business or several operating businesses in the financial services industry through a merger, stock exchange, asset acquisition, reorganization or similar business combination, which we refer to throughout this prospectus as a business combination. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

The financial services industry includes entities of various types which provide a broad array of financial services to their customers, including among others, private equity firms, hedge funds, investment management firms, money management firms, funds of funds firms, brokerage firms, investment banks, commercial banks, registered investment advisor firms, investment management consulting companies, insurance companies, specialty finance companies, business development companies, commercial credit companies, mortgage brokers and mortgage lending companies, consumer finance companies, non-bank lending companies, reinsurance companies, venture capital companies, small business investment companies and businesses which provide support services for financial service companies.

We will seek to capitalize on the significant investing experience of Eric Watson, our chairman of the board and treasurer, and Jonathan Ledecky, our president and secretary, each of whom has substantial experience in identifying, acquiring and operating a wide variety of service businesses. Together, they have been involved in the formation of over 25 companies and 400 acquisitions by these companies.

Mr. Watson has been the chairman of, and interests associated with him own, Cullen Investments Limited, a private investment company which he founded in January 1995. Mr. Watson and his associated interests have a substantial portfolio comprising interests in the fashion retail, financial services, real estate, infrastructure maintenance, sports and entertainment sectors. Cullen Investments owns Bendon, an international manufacturer and retailer of women’s lingerie whose brands include the licensed Elle Macpherson Intimates label. Another major investment held by interests associated with Mr. Watson is a 50% ownership of the Hanover Group, one of the largest privately owned financial service businesses in New Zealand with operations extending to the United States, the United Kingdom and Australia. Prior to founding Cullen Investments, Mr. Watson was the founding chairman and largest stockholder of Blue Star Group, a retail and distribution group he founded in January 1992.

Since March 1999, Mr. Ledecky has served as chairman of Ironbound Partners Fund LLC, a private investment management fund. In October 1994, Mr. Ledecky founded U.S. Office Products and served as its chief executive officer until November 1997 and chairman until June 1998. During his tenure, U.S. Office Products completed over 260 acquisitions, and grew to a Fortune 500 company with over $2.6 billion in revenues. In February 1997, Mr. Ledecky founded Building One Services Corporation (originally Consolidation Capital Corporation), an entity formed to identify attractive consolidation opportunities which ultimately focused on the facilities management industry. In November 1997, Building One raised $552 million in an initial public offering. Mr. Ledecky served as Building One’s chief executive officer from November 1997 through February 1999 and as its chairman from inception through its February 2000 merger with Group Maintenance America Corporation. During his tenure with Building One, it completed 46 acquisitions and grew to over $1.5 billion in revenues.

Each of Messrs. Watson and Ledecky and Robert B. Hersov, Edward J. Mathias, Kerry Kennedy, Richard Y. Roberts and Jay H. Nussbaum, each of whom is a member of our board of directors, is also an officer and/or director of Endeavor Acquisition Corp., a blank check company formed in July 2005 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Endeavor Acquisition Corp. consummated its initial public offering in December 2005 and raised gross proceeds of approximately $129.3 million at an offering price of $8.00 per unit. In December 2006, Endeavor Acquisition Corp. entered into a definitive agreement for a business combination to acquire American Apparel, Inc. and its affiliated companies. American Apparel is a leading provider of cotton leisure wear geared toward contemporary metropolitan adults and sold through company-owned retail locations and online.

Additionally, each of Messrs. Watson, Ledecky, Hersov, Mathias, Kennedy, Roberts and Nussbaum and Jimmie Lee Solomon, Jr. is also an officer and/or director of Victory Acquisition Corp., a blank check company formed in January 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Victory Acquisition Corp. consummated its initial public offering in April 2007 and raised gross proceeds of $330 million at an offering price of $10.00 per unit. However, Victory Acquisition Corp. is prohibited from consummating a business combination with an operating business in the financial services industry. Accordingly, we do not believe these affiliations will cause any conflicts of interest.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $14.0 million, or $16.1 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination. This may be accomplished by identifying and acquiring a single business or multiple operating businesses, which may or may not be related, contemporaneously. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

If we are unable to consummate a business combination within 24 months from the date of this prospectus, we will liquidate and distribute the proceeds held in the trust account to our public stockholders in an amount we expect to be approximately $9.76 per share of common stock held by them (or approximately $9.74 per share if the underwriters exercise their over-allotment option in full), without taking into account any interest earned on such funds.

Private Placements

On June 8, 2007, we issued 11,500,000 shares of common stock to our founders for an aggregate of $25,000 in cash, at a purchase price of approximately $0.002 per share. This includes an aggregate of 1,500,000 shares of common stock that are subject to forfeiture by our founders to the extent that the over-allotment option is not exercised by the underwriters. These holders will be required to forfeit to us, at no cost to us, a number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option. We refer to the current holders of these shares of common stock as the “founders,” and we refer to these outstanding shares of common stock as the “founders’ common stock” throughout this prospectus.

In addition, Eric J. Watson and Jonathan J. Ledecky have agreed to purchase an aggregate of 3,333,333 warrants at a price of $1.50 per warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The $5.0 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending our completion of an initial business combination on the terms described in this prospectus. If we do not complete such a business combination, then the $5.0 million will be part of the liquidating distribution to our public stockholders, and the warrants will expire worthless.

The sponsors’ warrants will not be transferable or salable by the purchasers (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until we complete a business combination, and will be exercisable on a cashless basis and will be non-redeemable by us so long as they are held by the purchasers or their affiliates. In addition, commencing on the date they become exercisable, the sponsors’ warrants and the underlying shares of common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Our executive offices are located at 7 Times Square, 17th Floor, New York, New York 10036, and our telephone number is (212) 683-5350.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 17 of this prospectus.

Securities offered:	40,000,000 units, each unit consisting of:

• one share of common stock; and

• one third of one warrant.

Trading commencement and separation of common stock and warrants:

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants may trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. determines that an earlier date is acceptable. No fractional warrants will be issued and only whole warrants will trade. In no event will Citigroup Global Markets Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Units:

Number outstanding before this offering:	0 units

Number to be outstanding after this offering:	40,000,000 units

Common Stock:

Number outstanding before this offering:	11,500,000 shares[1]

Number to be outstanding after this offering:	50,000,000 shares[2]

Warrants:

Number outstanding before this offering:	0 warrants

Number to be sold privately simultaneously with consummation of this offering:	3,333,333 warrants

Number to be outstanding after this offering and private placement:	16,666,666 warrants

Exercisability:	Each whole warrant is exercisable to purchase one share of common stock.

Exercise price:	$7.00 per share.

Exercise period:	The warrants will become exercisable on the later of:

• the completion of our initial business combination, or

• one year from the date of this prospectus;

provided in each case that we have an effective and current registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.

We have agreed to use our best efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.

The warrants will expire at 5:00 p.m., New York time, five years from the date of this prospectus or earlier upon redemption.

On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

[1]

This number includes an aggregate of 1,500,000 shares of common stock that are subject to forfeiture by our founders if the over-allotment option is not exercised in full by the underwriters. Only a number of shares necessary for our founders to maintain their collective 20% ownership interest in our common stock will be forfeited upon consummation of this offering.

[2]	Assumes the over-allotment option has not been exercised and an aggregate of 1,500,000 shares of common stock have been forfeited by our founding stockholders.

Redemption:

At any time while the warrants are exercisable and there is an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants, we may redeem the outstanding warrants (except as described below with respect to the sponsors’ warrants):

• in whole and not in part;

• at a price of $.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•     if, and only if, the last sale price of our common stock equals or exceeds $16.70 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants unless an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants throughout the 30-day redemption period.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis,” though the public stockholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

Reasons for redemption limitations:	We have established the above conditions to our exercise of redemption rights to provide:

• warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price; and

• a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $16.70 trigger price as well as the $7.00 warrant exercise price after the redemption notice is issued.

Proposed American Stock Exchange symbols for our:

Units:	“ .U”

Common stock:	“ ”

Warrants:	“ .WS”

Founders’ common stock:

On June 8, 2007, our founders purchased 11,500,000 shares of common stock for an aggregate purchase price of $25,000. This includes an aggregate of 1,500,000 shares of common stock that are subject to forfeiture by our founders to the extent that the over-allotment option is not exercised by the underwriters. These holders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option. The founders’ common stock is identical to those included in the units being sold in this offering, except that:

• the founders’ common stock is subject to the transfer restrictions described below;

•     the founding stockholders have agreed to vote the founders’ common stock in the same manner as a majority of the public stockholders in connection with the vote required to approve our initial business combination;

• the founding stockholders will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock; and

• the founding stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate a business combination.

The founding stockholders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ common stock until one year after the date of the completion of a business combination or earlier if, subsequent to our business combination, (i) the last sales price of our units equals or exceeds $20.00 per unit for any 20 trading days within any 30-trading day period commencing 90 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. We refer to such restrictions as the “transfer restrictions” throughout this prospectus. In addition, the founding stockholders are entitled to registration rights with respect to the founders’ common stock under an agreement to be signed on or before the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing the earlier of (i) nine months after the consummation of our initial business combination or (ii) the date the shares are released from escrow.

Sponsors’ warrants purchased through private placement:

Eric J. Watson and Jonathan J. Ledecky have entered into agreements with us to purchase an aggregate of 3,333,333 sponsors’ warrants at a price of $1.50 per warrant ($5.0 million in the aggregate). The purchasers are obligated to purchase the sponsors’ warrants from us simultaneously with the consummation of this offering. The sponsors’ warrants will be purchased separately and not in combination with common stock or in the form of units. The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete a business combination that meets the criteria described in this prospectus and are forced to liquidate, then the $5.0 million purchase price of the sponsors’ warrants will become part of the distribution to our public stockholders and the sponsors’ warrants will expire worthless.

The sponsors’ warrants will not be transferable or salable by the purchasers (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until we complete a business combination, will be exercisable on a cashless basis and will be non-redeemable by us so long as they are held by the purchasers or their affiliates. In addition, commencing 90 days after the consummation of our initial business combination, the sponsors’ warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Offering and sponsors’ warrants private placement proceeds to be held in trust account and amounts payable prior to trust account distribution or liquidation:

$390,250,000, or approximately $9.76 per unit ($448,150,000, or approximately $9.74 per unit, if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering and the private placement of the sponsors’ warrants will be placed in the trust account at              with Continental Stock Transfer & Trust Company as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $14.0 million in deferred underwriting discounts and commissions (or $16.1 million if the underwriters’ over-allotment option is exercised in full). We believe that the inclusion in the trust account of the purchase price of the sponsors’ warrants and the deferred underwriting discounts and commissions is a benefit to our public stockholders because additional proceeds will be available for distribution to them if a liquidation of our company occurs prior to the consummation of our initial business combination. Except as described below, proceeds in the trust account will not be released until the earlier of our consummation of our initial business combination or our liquidation. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to (i) this offering, and (ii) the investigation, selection and negotiation of an agreement with one or more target businesses, except that there can be released to us from the trust account (a) interest income earned on the trust account balance to pay our tax obligations and (b) interest income earned of up to $6.0 million on the trust account balance to fund our working capital requirements; provided, however, that we will not be allowed to withdraw interest income earned on the trust account for our working capital requirements unless we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $50,000).

Limited payments to insiders:

There will be no fees, reimbursements or other cash payments paid to our founders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:

• Repayment of non-interest bearing loans totaling $112,500 in the aggregate made to us by Eric J. Watson and Jonathan J. Ledecky to cover offering expenses;

• A payment of an aggregate of $7,500 per month to Ironbound Partners Fund LLC, an affiliate of Jonathan J. Ledecky, for office space, secretarial and administrative services; and

•     Reimbursement for any expenses incident to this offering and identifying, investigating and consummating a business combination with one or more target businesses, none of which have been incurred to date. Our audit committee will review and approve all reimbursements made to our existing stockholders, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

All amounts held in the trust account that are not paid to converting stockholders as a result of their shares being converted to cash, released to us in the form of interest income or payable to the underwriters for deferred discounts and commissions will be released to us on closing of our initial business combination:

All amounts held in the trust account that are not distributed to public stockholders who exercise their conversion rights (as described below) as their shares are converted to cash or previously released to us as interest income for our working capital requirements and tax obligations will be released on closing of our initial business combination with one or more target businesses, subject to compliance with the conditions to consummating a business combination that are described below. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights and to pay the underwriters their deferred underwriting discounts and commissions that are equal to 3.5% of the gross proceeds of this offering, or $14.0 million (or $16.1 million if the underwriters’ over-allotment option is exercised in full). Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If our initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination or to fund the purchase of other companies or for working capital.

Certificate of Incorporation:

As discussed below, there are specific provisions in our amended and restated certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Our amended and restated certificate of incorporation also provides that we will continue in existence only until twenty four months from the date of this prospectus. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence would require the affirmative vote of a majority of our outstanding shares of common stock. We view this provision terminating our corporate life twenty four months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

Stockholders must approve initial business combination:	We will seek stockholder approval before effecting our initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law.

In connection with the vote required to approve our initial business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders at the meeting called for the purpose of approving our initial business combination. They have also agreed to vote any shares acquired by them in this offering or in the aftermarket in favor of a business combination. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 30% of the shares of common stock sold in this offering exercise their conversion rights described below. Accordingly, it is our intention in every case to structure and consummate a business combination in which approximately 29.99% of the public stockholders may exercise their conversion rights and the business combination will still go forward.

Conditions to consummating our initial business combination:

We will not consummate a business combination with any target business affiliated with any of our officers, directors or founders. Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $14.0 million, or $16.1 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. The fair market value of a portion of a target business will likely be calculated by multiplying the fair market value of the entire business by the percentage of the business we acquire. In no event, however, will we acquire less than a controlling interest of a target business (meaning not less than 50% of the voting securities of such target business). We may seek to consummate a business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we may need to obtain financing to consummate such a business combination and have not taken any steps to obtain any such financing.

We will consummate our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of our initial business combination and less than 30% of the shares sold in this offering are voted against the business combination and exercise their conversion rights described below. It is important to note that voting against our initial business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account, which only occurs when the stockholder also exercises the conversion rights described below.

Conversion rights for stockholders voting to reject our initial business combination:

If our initial business combination is approved and completed, public stockholders voting against our initial business combination will be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including interest earned on their pro rata portion of the trust account, net of interest income on the trust account balance previously released to us to pay our tax obligations and net of interest income of up to $6.0 million on the trust account balance previously released to us to fund our working capital requirements. If our initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination will not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. The founders will not be able to exercise conversion rights with respect to any of our shares that they may acquire prior to, in or after this offering under any circumstances.

Public stockholders who convert their shares of common stock into a pro rata share of the trust account will be paid their conversion price promptly following the consummation of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per share conversion price is approximately $9.76 per share (or approximately $9.74 per share if the underwriters’ over-allotment option is exercised in full), without taking into account any interest earned on such funds. Since this amount is less than the $10.00 per unit price in this offering and may be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. Because converting stockholders will receive their proportionate share of deferred underwriting compensation and the underwriters will be paid the full amount of the deferred underwriting compensation at the time of closing of our initial business combination, the non-converting stockholders will bear the financial effect of such payments to both the converting stockholders and the underwriters.

Liquidation if no business combination:

If we are unable to complete a business combination by 24 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. We cannot assure you those funds will be sufficient to pay or provide for all creditors’ claims. Although we will seek to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. We have not engaged any such third parties or asked for or obtained any such waiver agreements at this time. There is no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Eric J. Watson and Jonathan J. Ledecky have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so.

Our founding stockholders have waived their rights to participate in any liquidation distribution with respect to the founders’ common stock. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Messrs. Watson and Ledecky have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the initial founder’s investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.76 (or approximately $9.74 per share if the underwriters’ over-allotment option is exercised in full), or $0.24 less than the per-unit offering price of $10.00 ($0.26 less if the underwriters’ over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.76 (or approximately $9.74 per share if the underwriters’ over-allotment option is exercised in full).

Audit Committee to monitor compliance:

Effective upon consummation of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount:

We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We intend to utilize the cash proceeds of this offering and the private placement of the sponsors’ warrants, our capital stock, debt or a combination of these as the consideration to be paid in a business combination. Based on the experience of our management team, we believe that there should be opportunities to acquire one or more companies. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more operating companies.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 17 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 30, 2007
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(21,000)	$376,324,000
Total assets	$157,500	$376,324,000
Total liabilities	$133,500	—
Value of common stock which may be converted to cash	—	$117,074,990
Stockholders’ equity	$24,000	$259,249,010

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $5.0 million from the sale of the sponsors’ warrants and the payment of the estimated remaining expenses of this offering. The “as adjusted” working capital and “as adjusted” total assets is net of $14.0 million being held in the trust account ($16.1 million if the underwriters’ over-allotment option is exercised in full) representing deferred underwriting discounts and commissions.

The “as adjusted” working capital and total assets amounts include approximately $376,250,000 (which is net of deferred underwriting discounts and commissions of approximately $14.0 million) to be held in the trust account, which will be distributed to us on completion of our initial business combination. We will use such funds to pay amounts owed to (i) any public stockholders who exercise their conversion rights and (ii) the underwriters in the amount of $14.0 million (or $16.1 million if the underwriters’ over-allotment option is exercised in full) in payment of their deferred underwriting discounts and commissions. All such proceeds will be distributed to us from the trust account only upon the consummation of a business combination within 24 months from the date of this prospectus. If a business combination is not so consummated, any net assets outside of the trust account and the proceeds held in the trust account, including the deferred underwriting discounts and commission and all interest thereon, net of interest income on the trust account balance previously released to us to pay our tax obligations and interest income of up to $6.0 million on the trust account balance previously released to us to fund our working capital requirements, will be distributed solely to our public stockholders as part of our liquidation.

We will not consummate a business combination if public stockholders owning 30% or more of the shares of common stock sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to 11,999,999 of the 40,000,000 shares of common stock sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 11,999,999 of the shares of common stock sold in this offering (or 13,799,999 shares of common stock if the underwriters exercise their over-allotment option in full) at an initial per-share conversion price of approximately $9.76 for approximately $117,074,990 in the aggregate (or approximately $9.74 per share for approximately $134,444,990 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per-share conversion price will be equal to:

•

the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any amounts previously released to us as described above, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a recently formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we expend all of the $50,000 in proceeds from this offering not held in trust and interest income earned of up to $6.0 million (net of income taxes on such interest) on the balance of the trust account that may be released to us to fund our working capital requirements in seeking a business combination, but fail to complete such a combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of June 30, 2007, we had $112,500 in cash and a working capital deficiency of $21,000. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate a business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We may not be able to consummate a business combination within the required time frame, in which case, we would be forced to liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, we have 24 months in which to complete a business combination. If we fail to consummate a business combination within the required time frame, our corporate existence will, in accordance with our amended and restated certificate of incorporation, cease except for the purposes of winding up our affairs and liquidating. The foregoing requirements are set forth in Article Seventh of our amended and restated certificate of incorporation and may not be eliminated except in connection with, and upon consummation of, our initial business combination. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $10.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within 24 months from the date of this prospectus and are forced to liquidate our assets, the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait the full 24 months before receiving liquidation distributions.

We have 24 months in which to complete a business combination. We have no obligation to return funds to investors prior to the expiration of 24 months unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because each unit includes only one third of a warrant, the units may be worth less than units of other blank check companies.

Each unit includes one share of common stock and one third of a warrant. This is different from other offerings similar to ours whose units include one share of common stock and one warrant. We have established the components of the units in this way in order to alleviate the dilutive effect of the warrants and make us a more attractive merger partner for target businesses. However, this unit structure may cause our units to be worth less than if it included one warrant. Furthermore, no fractional warrants will be issued and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not receive a warrant.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately             similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only             companies have consummated a business combination, while             companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and             companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return their trust account proceeds to their stockholders. Accordingly, there are approximately             blank check companies with more than $            billion in trust accounts that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we are subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period.

If the net proceeds of this offering not being held in the trust account are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit the funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

If we do not conduct an adequate due diligence investigation of a target business with which we combine, we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of the target businesses we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will reveal all material issues that may affect a particular target business, or that factors outside the control of the target business and outside of our control will not later arise. If our diligence fails to identify issues specific to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $50,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital which we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our founders to operate or may be forced to liquidate. Our founders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.76 per share (or approximately $9.74 per share if the underwriters’ over-allotment option is exercised in full).

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. There is also no guarantee that a court would uphold the validity of such agreements.

Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation price could be less than $9.76 (or $9.74 if the underwriters’ over-allotment option is exercised in full) due to claims of such creditors. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Eric J. Watson and Jonathan J. Ledecky have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of Messrs. Watson and Ledecky having any such obligations is minimal. Notwithstanding the foregoing, we have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $9.76 (or $9.74 if the underwriters’ over-allotment option is exercised in full), plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.76 per share (or $9.74 per share if the underwriters’ over-allotment option is exercised in full).

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we are unable to complete a business combination by 24 months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. We intend to have all vendors that we engage after the consummation of this offering and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. Accordingly, we believe the claims that could be made against us should be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. However, we cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after twenty four months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise a warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the shares of common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. We will not be required to net cash settle the warrants if we do not maintain a current prospectus. In such event, the warrants held by public stockholders may have no value, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units. Notwithstanding the foregoing, the sponsors’ warrants may be exercisable for unregistered shares of common stock even if the prospectus relating to the shares of common stock issuable upon exercise of the warrants is not current.

An investor will only be able to exercise a warrant if the issuance of common stock upon the exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the shares of common stock issuable upon an exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the shares of common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. If the shares of common stock issuable upon exercise of the warrant is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

Since we have not yet selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations.

Because we have not yet identified a prospective target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of such entities. Although our management will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) and be in the financial services industry, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public stockholders vote for the proposed business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public stockholders vote against the proposed business combination.

We will not be required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business unless the Board of Directors is unable to independently determine the fair market value.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criterion. In all other instances, we will have no obligation to obtain or provide you with a fairness opinion.

We may issue shares of our capital stock or debt securities to complete a business combination. Issuance of our capital stock would reduce the equity interest of our stockholders and may cause a change in control of our ownership, while the issuance of debt securities may have a significant impact on our ability to utilize our available cash.

Our amended and restated certificate of incorporation, which will be in effect at the time of consummation of this offering, authorizes the issuance of up to 80,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the sponsors’ warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 13,333,334 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants, including the sponsors’ warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of common stock or any number of shares of our preferred stock:

•	may significantly reduce your equity interest in this offering;

•	may subordinate the rights of holders of shares of common stock if we issue preferred stock with rights senior to those afforded to our common stock;

•

may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may, in certain circumstances, have the effect of delaying or preventing a change of control of us; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The value of your investment in us may decline if any of these events occur.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control, such as that 30% or more of our public stockholders vote against the business combination and opt to have us convert their stock for a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel, including Eric J. Watson, our chairman of the board and treasurer, and Jonathan J. Ledecky, our president and secretary. We believe that our success depends on the continued service of these individuals, at least until we have consummated a business combination. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. In addition, none of our officers are required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Each of Messrs. Watson, Ledecky, Hersov, Mathias, Roberts, Nussbaum and Ms. Kennedy are officers and directors of Endeavor Acquisition Corp. and if Endeavor Acquisition Corp. is unable to consummate its business combination, such individuals will be required to offer all suitable business opportunities for a business combination to Endeavor Acquisition Corp. prior to presenting it to us. Furthermore, each of our principals may become involved with subsequent blank check companies similar to our company. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity time should be allocated or a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

All of our officers and directors own shares of common stock issued prior to this offering and some of them will own warrants following this offering. These shares and warrants will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors own shares of founders’ common stock that were issued prior to this offering. Additionally, certain of our officers and directors are purchasing the sponsors’ warrants upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to the founders’ common stock upon our liquidation if we are unable to consummate a business combination. Accordingly, the founders’ common stock, as well as the sponsors’ warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering however we cannot assure you of this fact. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the financial services industry.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of the sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our founders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of public stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may proceed with a business combination even if public stockholders owning 11,999,999 of the shares sold in this offering exercise their conversion rights.

We may proceed with a business combination as long as public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights. Accordingly, public stockholders holding up to approximately 29.99% of the shares sold in this offering, or approximately 11,999,999 shares of common stock, may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. While there are a few other offerings similar to ours which include conversion provisions greater than 20%, the 20% threshold is customary and standard for offerings similar to ours.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only             of the             blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination and             companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders, it may indicate that there are fewer attractive target businesses available to such entities like our company or that target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate a business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our founders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of this offering, our founders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming none of them purchase units in this offering). Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our founders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our founders will continue to exert control at least until the consummation of a business combination.

Our founders paid an aggregate of $25,000, or approximately $0.002 per share, for the founders’ common stock and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares of common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to you and the other investors in this offering. Our founders acquired the founders’ common stock at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, assuming the over-allotment option is not exercised and 1,500,000 shares are forfeited by our founding stockholders and assuming no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 31.78% or $3.18 per share (the difference between the pro forma net tangible book value per share of $6.82, and the initial offering price of $10.00 per unit).

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” and (y) the fair market value. The “fair market value” shall mean the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 13,333,333 shares of common stock (or 15,333,333 shares of common stock if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus. We will also sell the sponsors’ warrants to purchase 3,333,333 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of a sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience a substantial dilution of your holdings.

If our founders or the purchasers of the sponsors’ warrants exercise their registration rights with respect to their founders’ common stock or sponsors’ warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

The founders are entitled to demand that we register the resale of the founders’ common stock at any time commencing the earlier of (i) nine months after the consummation of our initial business combination or (ii) the date they are released from escrow. Additionally, the purchasers of the sponsors’ warrants are entitled to demand that we register the resale of their warrants and underlying shares of common stock commencing 90 days after we consummate a business combination. We will bear the cost of registering these securities. Assuming the underwriters do not exercise the over-allotment option and the founding stockholders forfeit the 1,500,000, if such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 10,000,000 shares of common stock and 3,333,333 warrants (as well as 3,333,333 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our common stock.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the shares of common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results to compare them to.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	challenges in collecting accounts receivable;

•	cultural and language differences;

•	employment regulations;

•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete a business combination with some prospective target businesses.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Risks Related to the Financial Services Industry

Business combinations with companies with operations in the financial services industry entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in the financial services industry, we will be subject to, and possibly adversely affected by, the following risks:

The financial services industry faces substantial regulatory and litigation risks and conflicts of interest, and, after the consummation of a business combination with a company in the financial services industry, we may face legal liability and reduced revenues and profitability if our services are not regarded as compliant or for other reasons.

The financial services industry is subject to extensive regulation. Many regulators, including U.S. and other government agencies and self-regulatory organizations, as well as state securities commissions, insurance regulators and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business, suspension or termination of licenses or the suspension or expulsion of a broker-dealer, investment adviser or insurance distributor. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers, policyholders and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities, such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts’ alleged conflicts of interest.

Banks domiciled or operating in the United States and their holding companies are subject to extensive regulation and supervision by applicable federal and state banking agencies. Many of these regulations are intended to protect parties other than stockholders, such as depositors. If we were to acquire a bank, these regulations may limit our operations significantly and control the methods by which we conduct our business, including our lending practices, capital structure, investment practices and dividend policy. In addition, banks and their holding companies generally are subject to rigorous capital requirements and may be examined on a regular basis for their general safety and soundness and compliance with various federal and state legal regimes, including, but not limited to, the Community Reinvestment Act, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement and Procedures Act, the Fair Credit Reporting Act and the Bank Secrecy Act, as amended by the USA PATRIOT Act. Failure to comply with these requirements or receive a satisfactory examination may subject a bank to informal or formal agreements, such as a memorandum of understanding, deferred prosecution agreement or cease-and-desist order, and may also result in the assessment of civil monetary penalties or the limitation of expansionary activities at both the bank and holding company levels. Outside the United States, banks and their stockholders are subject to similar extensive regulation and supervision relating to the conduct of business, capital requirements, safety and soundness and compliance.

Governmental and self-regulatory organizations, the Investment Dealers Association and the Mutual Fund Dealers Association, the SEC, the NASD and national securities exchanges such as the American Stock Exchange and the New York Stock Exchange, impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations adopt rules, subject to approval by the SEC, that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers, broker-dealers and investment advisers. For example, U.S. broker-dealers are subject to rules and regulations that cover all aspects of the securities business including: sales methods and trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; the preparation of research; the extension of credit; and the conduct of officers and employees. The types of regulations to which investment advisers are subject are also extensive and include: minimum capital requirements, recordkeeping; fee arrangements; client disclosure; custody of customer assets; and the conduct of officers and employees. Investment advisors and broker-dealers outside the United States are often subject to similar regulation and supervision.

The SEC, the NASD and various regulatory agencies also have stringent rules with respect to the maintenance of specific levels of net capital by securities brokerage firms. Failure to maintain the required net capital may subject a firm to suspension or revocation of registration by the SEC and suspension or expulsion from Investment Dealers Association and NASD and other regulatory bodies, which ultimately could prevent any broker-dealers that we acquire or acquire control of from performing as a broker-dealer. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit the operations of broker-dealers, which could harm our business if we were to consummate a business combination with a securities brokerage firm. Similar capital requirements apply to insurance companies. For example, in the United States, under laws adopted by individual states, insurers engaged in certain lines of business are subject to risk based capital requirements. Insurers having less total adjusted capital than that required under the risk based capital laws are subject to varying degrees of regulatory action, depending on the level of capital inadequacy. Maintaining appropriate levels of statutory surplus is also considered important by state insurance regulatory authorities. Failure by an insurance company to maintain certain levels of statutory surplus could result in increased regulatory scrutiny and enforcement.

In addition, insurance companies are subject to extensive regulation and supervision in the jurisdictions in which they do business. For example, in the United States, state insurance departments have broad powers with respect to such things as: licensing companies to transact business; authorizing lines of business; imposing dividend limitations; licensing agents and distributors of insurance products; restricting companies’ ability to enter and exit markets; mandating certain insurance benefits; restricting companies’ ability terminate or cancel coverage; requiring companies to provide certain types of coverage; regulating premium rates, including the ability to increase premium rates; approving policy forms; regulating trade, marketing, sales and claims practices; imposing privacy requirements; establishing reserve requirements and solvency standards; restricting certain transactions between affiliates; and regulating the type, amounts and valuation of investments.

In recent years, the volume of claims and amount of damages claimed in litigation and regulatory proceedings against financial services firms has been increasing. After our initial business combination, our engagement agreements or arrangements may include provisions designed to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be adhered to in all cases. We may also be subject to claims arising from disputes with employees for alleged discrimination or harassment, among other things. The risk of significant legal liability is often difficult to assess or quantify and its existence and magnitude often remain unknown for substantial periods of time. As a result, we may incur significant legal expenses in defending against litigation. Substantial legal liability or significant regulatory action against us could materially adversely affect our business, financial condition or results of operations or cause significant reputational harm to us, which could seriously harm our business.

Financial services firms are subject to numerous conflicts of interest or perceived conflicts of interest. We will need to adopt various policies, controls and procedures to address or limit actual or perceived conflicts and regularly seek to review and update our policies, controls and procedures. However, these policies, controls and procedures may result in increased costs, additional operational personnel and increased regulatory risk. Failure to adhere to these policies and procedures may result in regulatory sanctions or client litigation. There have been a number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry in recent years, and we run the risk that employee misconduct could occur. It is not always possible to deter or prevent employee misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases.

After the consummation of our initial business combination, we will face strong competition from financial services firms, many of whom have the ability to offer clients a wider range of products and services than we may be able to offer, which could lead to pricing pressures that could materially adversely affect our revenue and profitability.

After consummation of our initial business combination in the financial services industry, we will compete with other firms—both domestic and foreign—on a number of factors, including the quality of our employees, transaction execution, our products and services, innovation, reputation and price. We may fail to attract new business and we may lose clients if, among other reasons, we are not able to compete effectively. We will also face significant competition as result of a recent trend toward consolidation in this industry. In the past several years, there has been substantial consolidation and convergence among companies in the financial services industry. In particular, since the passage of the Gramm- Leach-Bliley Act in 1999, which reduced barriers to banks providing a wide range of financial services, a number of large commercial banks, insurance companies and other broad-based financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products such as loans, deposit-taking and insurance, brokerage, investment management and investment banking services, which may enhance their competitive position. They also have the ability to support investment banking with commercial banking, insurance and other financial services revenue in an effort to gain market share, which could result in pricing pressure on other businesses. We believe, in light of increasing industry consolidation and the regulatory overhaul of the financial services industry, that competition will continue to increase from providers of financial services products.

The financial services industry has inherent risks, which may affect our net income and revenues.

The financial services business is, by its nature, subject to numerous and substantial risks, including volatile trading markets and fluctuations in the volume of market activity. Consequently, our net income and revenues are likely to be subject to wide fluctuations, reflecting the effects of many factors, including:

•	general economic conditions;

•	securities market conditions;

•	the level and volatility of interest rates and equity prices;

•	competitive conditions;

•	liquidity of global markets;

•	international and regional political conditions;

•	regulatory and legislative developments;

•	monetary and fiscal policy;

•	investor sentiment;

•	availability and cost of capital;

•	technological changes and events;

•	outcome of legal proceedings;

•	changes in currency values;

•	inflation;

•	credit ratings; and

•	the size, volume and timing of transactions.

These and other factors could affect the stability and liquidity of securities and futures markets, and the ability of issuers, other securities firms and counterparties to perform their obligations.

A reduced volume of securities and futures transactions and reduced market liquidity generally results in lower revenues from principal transactions and commissions. Lower price levels for securities may result in a reduced volume of transactions and may also result in losses from declines in the market value of securities held in proprietary trading and underwriting accounts, particularly in volatile or illiquid markets, or in markets influenced by sustained periods of low or negative economic growth, including the risk of losses resulting from the ownership of securities, trading and the failure of counterparties to meet commitments. In particular, if we consummate a business combination with an investment management firm, our business could be expected to generate lower revenue in a market or general economic downturn. Under a typical arrangement for an investment management business, the investment advisory fees we could receive would be based on the market value of the assets under management. Accordingly, a decline in the prices of securities would be expected to cause our revenue and income to decline by:

•	causing the value of the assets under management to decrease, which would result in lower investment advisory fees;

•	causing negative absolute performance returns for some accounts which have performance-based incentive fees, resulting in a reduction of revenue from such fees; or

•

causing some of our clients to withdraw funds from our investment management business in favor of investments they perceive as offering greater opportunity and lower risk, which also would result in lower investment advisory fees.

Operational risks may disrupt our business, result in regulatory action against us or limit our growth.

Financial services businesses are dependent on communications and information systems, including those of vendors. Any failure or interruption of these systems, whether caused by fire, other natural disaster, power or telecommunications failure, act of terrorism or war or otherwise, could materially adversely affect operating results. After the consummation of a business combination, we will need to continue to make investments in new and enhanced information systems. Interruption or loss of our information processing capabilities or adverse consequences from implementing new or enhanced systems could have a material adverse effect on our business and the price of our common stock and warrants. As our information system providers revise and upgrade their hardware, software and equipment technology, we may encounter difficulties in integrating these new technologies into our business. Additionally, our systems may be subject to infiltration by unauthorized persons. If our systems or facilities were infiltrated and damaged by unauthorized persons, our clients could experience data loss, financial loss and significant business interruption. If that were to occur, it could have a material adverse effect on our business, financial condition and results of operations.

Many financial services firms face credit risks which, if not properly managed, could cause revenues and net income to decrease.

Many types of financial services firms, including banks and broker-dealers, lend funds to their customers. Among the risks all lenders face is the risk that some of their borrowers will not repay their loans. The ability of borrowers to repay their obligations may be adversely affected by factors beyond our control, including local and general economic and market conditions. A substantial portion of the loans may be secured by liens on real estate or securities. These same factors may adversely affect the value of real estate and securities as collateral. If we enter into a business combination with a firm that makes loans, we would maintain an allowance for loan losses to reflect the level of losses determined by management to be inherent in the loan portfolio. However, the level of the allowance and the amount of the provisions would only be estimates based on management’s judgment and regulatory guidance, and actual losses incurred could materially exceed the amount of the allowance or require substantial additional provisions to the allowance, either of which would likely have a material adverse effect on our revenues and net income.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;

•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•

officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	potential ability to obtain additional financing to complete a business combination;

•	pool of prospective target businesses;

•	the ability of our officers and directors to generate a number of potential investment opportunities;

•	potential change in control if we acquire one or more target businesses for stock;

•	public securities’ potential liquidity and trading;

•	listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange following our initial business combination;

•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	financial performance following this offering; or

•	regulatory and operational risks associated with acquiring a regulated financial services firm.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsors’ warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over- Allotment Option	With Over- Allotment Option Exercised
Offering gross proceeds	$400,000,000	$460,000,000
Proceeds from sale of sponsors’ warrants	5,000,000	5,000,000

Total gross proceeds	$405,000,000	$465,000,000

Offering expenses(1)(2)
Underwriting discount (7% of offering gross proceeds)	$28,000,000	$32,200,000
Legal fees and expenses	305,000	305,000
Printing and engraving expenses	175,000	175,000
Accounting fees and expenses	50,000	50,000
SEC registration fee	17,417	17,417
NASD registration fee	57,233	57,233
American Stock Exchange fees	80,000	80,000
Miscellaneous expenses	15,350	15,350

Total offering expenses	$28,700,000	$32,900,000

Proceeds after offering expenses	$376,300,000	$432,100,000

Net offering proceeds held in trust	$376,250,000	$432,050,000
Deferred underwriting discounts and commissions held in trust	$14,000,000	$16,100,000

Total held in trust	$390,250,000	$448,150,000

Net offering proceeds not held in trust(3)	$50,000	$50,000

Working capital-funded from net proceeds not held in trust and interest earned on monies held in trust(3)(4)
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team	$1,500,000
Legal, accounting and other non-due diligence expenses, including structuring and negotiating a business combination	1,500,000
Payment for office space, administrative and support services to
Ironbound Partners Fund ($7,500 per month for up to 24 months)	180,000
Legal and accounting fees relating to SEC reporting obligations	180,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed business combination), director and officer liability insurance premiums and reserves	2,690,000

Total	$6,050,000

(1)	A portion of the offering expenses have been paid from advances we received from Eric J. Watson and Jonathan J. Ledecky described below. These advances will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.
(2)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.
(3)

The amount of net proceeds from this offering not held in trust will remain constant at $50,000 even if the underwriters’ over-allotment is exercised. In addition, $6,000,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

A total of approximately $390.3 million (or approximately $448.2 million if the underwriters’ over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the sponsors’ warrants described in this prospectus, including $14.0 million (or $16.1 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions will be placed in the trust account at              with Continental Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income that may be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation. All amounts held in the trust account that are not paid to public stockholders who elect to exercise their conversion rights or released to us as interest income will be released on closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $14.0 million or $16.1 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, subject to a majority of our public stockholders voting in favor of the business combination and less than 30% of the public stockholders electing their conversion rights and subject to such deferred underwriting discount and commission having been paid to the underwriters. On release of funds from the trust account and after payment of the conversion price to any public stockholders who exercise their conversion rights, the underwriters will receive their deferred underwriting discounts and commissions, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We have agreed to pay Ironbound Partners Fund, an affiliate of Jonathan J. Ledecky, our president and secretary, a total of $7,500 per month for office space, administrative services and secretarial support upon consummation of this offering. This arrangement is being agreed to us by Ironbound Partners Fund for our benefit and is not intended to provide Mr. Ledecky compensation in lieu of a salary or other remuneration because it is anticipated that the expenses to be paid by Ironbound Partners Fund will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will cease paying these monthly fees.

We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. Members of our management team, or their affiliates or associates, will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. Our audit committee will review and approve all expense reimbursements made to any member of our management team and any expense reimbursements payable to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

We believe that amounts not held in the trust account as well as (i) the interest income earned on the trust account balance released to us to pay any tax obligations and (ii) interest income of up to $6.0 million earned on the trust account balance that may be released to us (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time) will, in the aggregate, be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that in-depth due diligence will be undertaken only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently not ascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

If we complete a business combination, the out-of-pocket expenses incurred by members of our management team prior to the business combination’s closing will become an obligation of the post-combination business, assuming these out-of-pocket expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account payable of the combined business. Members of our management team may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business’ owners do not agree to such repayment, this could cause our management team to view such potential business combination unfavorably and result in a conflict of interest.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As of the date of this prospectus, Eric J. Watson and Jonathan J. Ledecky have advanced to us an aggregate of $112,500 which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee, NASD registration fee, the non-refundable portion of the American Stock Exchange fee and accounting and legal fees and expenses. These advances are non-interest bearing, unsecured and are due at the earlier of June 18, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Interest income earned on the trust account balance released to us to pay any tax obligations and, in addition, interest income of up to $6.0 million earned on the trust account balance may be releasable to us from the trust account to fund a portion of our working capital requirements (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time).

Other than the fee for office space and administrative and secretarial services described above, no compensation of any kind (including finder’s and consulting fees) will be paid to members of our management team or any of their affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination. However, members of our management team will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account and interest income of up to $6.0 million that is released to us from the trust account (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time), such out-of-pocket expenses would not be reimbursed by us prior to our consummation of a business combination. In the event a business combination is consummated by us and irrespective of whether such persons remain associated with us, our audit committee and/or our board of directors may determine to reimburse such persons for such expenses. There is no limit on the amount of such expenses reimbursable by us to such persons. A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation if we fail to complete a business combination within the allotted time or if the public stockholder seeks to convert such shares into cash in connection with a business combination that the public stockholder voted against and that we actually complete. In no other circumstances will a public stockholder have any right or interest of any kind in or to funds in the trust account.

On completion of our initial business combination, the underwriters will receive the deferred underwriters’ discounts and commissions held in the trust account. If we do not complete an initial business combination and the trustee must therefore distribute the balance in the trust account, the underwriters have agreed (i) on our liquidation to forfeit any rights or claims to the deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the trustee is authorized to distribute the deferred underwriting discounts and commissions, together with any accrued interest thereon, net of income taxes payable on such interest, to the public stockholders on a pro rata basis.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. The payment of any dividends subsequent to a business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate our board declaring any dividends in the foreseeable future.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the sponsors’ warrants, and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsors’ warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the shares of common stock which may be converted into cash), by the number of outstanding shares of common stock.

At June 30, 2007, our net tangible book value was a deficiency of $21,000, or approximately $(0.00) per share of common stock. After giving effect to the sale of 40,000,000 shares of common stock included in the units we are offering by this prospectus (assuming the over-allotment option is not exercised and 1,500,000 shares are forfeited by the founding stockholders), and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the sponsors’ warrants, our pro forma net tangible book value at June 30, 2007 would have been $259,249,010 or $6.82 per share, representing an immediate increase in net tangible book value of $6.82 per share to the founders and an immediate dilution of $3.18 per share or 31.78% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $117,074,990 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our founders) may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering, or 11,999,999 shares, at a per-share conversion price equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the sponsors’ warrants:

Public offering price	$10.00
Net tangible book value before this offering	$(0.00)
Increase attributable to new investors and sale of the sponsors’ warrants	6.82

Pro forma net tangible book value after this offering	6.82	(1)

Dilution to new investors	$3.18	(1)

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 1,500,000 shares of common stock have been forfeited by our founding stockholders as a result thereof.

The following table sets forth information with respect to our founders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Founders	10,000,000	(1)	20.0%	$25,000	0.01%	$0.002
New investors	40,000,000		80.0	400,000,000	99.99	10.00

	50,000,000		100.0%	$400,025,000	100.00%	$8.00	(1)

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 1,500,000 shares of common stock have been forfeited by our founding stockholders as a result thereof. If the over-allotment option was exercised in full, the average price per share would have been $7.77.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(21,000)
Net proceeds from this offering and sale of sponsors’ warrants	376,300,000
Offering costs excluded from net tangible book value before this offering	45,000
Less: Proceeds held in trust subject to conversion to cash(1)	(117,074,990)

$259,249,010

Denominator:
Common stock outstanding prior to this offering(2)	10,000,000
Common stock included in the units offered	40,000,000
Less: Shares subject to conversion	(11,999,999)

38,000,001

(1)	Does not include the deduction for the deferred underwriting discounts and commissions (approximately $0.35 per share) which will be distributed to public stockholders on completion of our initial business combination.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 1,500,000 shares of common stock have been forfeited by our founding stockholders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2007 and as adjusted to give effect to the sale of our units and the sponsors’ warrants and the application of the estimated net proceeds derived from the sale of such securities:

	June 30, 2007
	Actual	As Adjusted(1)
Notes payable to affiliates(2)	$112,500	$-0-
Common stock, -0- and 11,999,999 shares of which are subject to possible conversion at conversion value(3)	-0-	117,074,990

Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	-0-	-0-

Common stock, $0.0001 par value, 80,000,000 shares authorized(4); 11,500,000 shares issued and outstanding; 38,000,001 shares(5) issued and outstanding (excluding 11,999,999 shares subject to possible conversion), as adjusted	1,150	3,800
Additional paid-in capital	23,850	259,246,210
Deficit accumulated during the development stage	(1,000)	(1,000)

Total stockholders’ equity	24,000	259,249,010

Total capitalization	$136,500	$376,324,000

(1)	Includes the $5.0 million we will receive from the sale of the sponsors’ warrants.
(2)	Notes payable to affiliates are comprised of promissory notes issued in the aggregate amount of $112,500 to Eric J. Watson and Jonathan J. Ledecky. The notes are non-interest bearing and are payable on the earlier of June 18, 2008 or the consummation of this offering.
(3)	If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 29.99% of the aggregate number of shares sold in this offering, or 11,999,999 shares, at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.76 per share (or approximately $9.74 per share if the underwriters’ over-allotment option is exercised in full)), including the deferred underwriting discounts and commissions and including accrued interest, net of any interest previously released to us, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.
(4)	Gives effect to the filing of our amended and restated certificate upon the date of this prospectus that will increase the number of authorized shares of common stock from 75,000,000 shares to 80,000,000 shares.
(5)	Assumes the over-allotment option has not been exercised and an aggregate of 1,500,000 shares of common stock have been forfeited by our founding stockholders as a result thereof.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Overview

We were formed on June 8, 2007 to effect a merger, stock exchange, asset acquisition, reorganization or similar business combination with one or more operating businesses in the financial services industry. We do not have any specific business combination under current consideration, and neither we, nor any representative acting on our behalf, has had any contacts with any target businesses regarding a business combination. We intend to effect a business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt. The issuance of additional shares of our stock in a business combination:

•	may significantly reduce the equity interest of our stockholders;

•

will likely cause a change in control if a substantial number of shares of our stock are issued, which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, and may also result in the resignation or removal of one or more of the present members of our management team; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, debt securities issued by us in a business combination may result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such debt security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of a business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

As indicated in the accompanying financial statements, at June 30, 2007, we had $112,500 in cash and a working capital deficiency of $21,000. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate a business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founders’ common stock, and advances from Eric J. Watson and Jonathan J. Ledecky in an aggregate amount of $112,500 that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $700,000 and underwriting discounts and commissions of $28.0 million (or $32.2 million if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the sponsors’ warrants for a purchase price of $5.0 million, will be approximately $376.3 million (or $432.1 million if the underwriters’ over-allotment option is exercised in full). Approximately $390.3 million (or approximately $448.2 million if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes $14.0 million (or $16.1 million if the underwriters’ over-allotment option is exercised in full) of deferred underwriting discounts and commissions. The remaining $50,000 will not be held in trust.

We will use substantially all of the net proceeds of this offering to acquire one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights, deferred underwriting discounts and commissions paid to the underwriters and any interest income previously released to us) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. The working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. The funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with (i) the interest income earned on the trust account balance that may be released to us to pay any tax obligations and (ii) interest income of up to $6.0 million on the balance of the trust account to be released to us for working capital requirements (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time), will be sufficient to allow us to operate for at least the next 24 months, assuming a business combination is not completed during that time. We expect our primary liquidity requirements during that period to include approximately $1,500,000 for expenses for the due diligence and investigation of a target business or businesses; approximately $1,500,000 for legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; an aggregate of $180,000 for office space, administrative services and support payable to Ironbound Partners Fund, an affiliate of Mr. Ledecky, our president and secretary, representing a total of $7,500 per month for up to 24 months; $180,000 for legal and accounting fees relating to our SEC reporting obligations; and approximately $2,690,000 for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled “Use of Proceeds.”

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds were required to consummate a business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination.

Related Party Transaction

As of the date of this prospectus, Eric J. Watson and Jonathan J. Ledecky have loaned us an aggregate of $112,500 for payment of offering expenses. These loans are non-interest bearing, unsecured and are due at the earlier of June 18, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not placed in trust.

We are obligated, commencing on the date of this prospectus, to pay Ironbound Partners Fund an aggregate monthly fee of $7,500 for office space and general and administrative services.

Eric J. Watson and Jonathan J. Ledecky have committed to purchase an aggregate of 3,333,333 sponsors’ warrants at $1.50 per warrant (for a total purchase price of $5.0 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, one or more operating businesses in the financial services industry. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We have not, nor has anyone on our behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction.

The financial services industry includes entities of various types which provide a broad array of financial services to their customers. These include, among others:

•	private equity firms;

•	hedge funds;

•	investment management firms;

•	money management firms;

•	funds of funds firms;

•	brokerage firms;

•	investment banks;

•	commercial banks;

•	registered investment advisor firms;

•	investment management consulting companies;

•	insurance companies;

•	specialty finance companies;

•	business development companies;

•	commercial credit companies;

•	mortgage brokers and mortgage lending companies;

•	consumer finance companies;

•	financial service subsidiaries of consumer retail companies;

•	non-bank lending companies;

•	reinsurance companies;

•	venture capital companies;

•	small business investment companies; and

•	businesses which provide any type of support services for financial service companies.

We may consummate a business combination with any business that provides such financial services.

Business Strategy

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

•	Established Companies with Proven Track Records. We will seek to acquire established companies with a history of strong operating and financial results.

•

Companies with Strong Free Cash Flow Characteristics.    We will seek to acquire companies that have a history of strong, stable free cash flow generation. We will focus on companies that have predictable, recurring revenue streams.

•

Strong Competitive Industry Position.    We will seek to acquire businesses that operate within the financial services industry that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics and need for capital investment. We will focus on companies that have a leading market position. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

•

Experienced Management Team.    We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our founding shareholders will complement, not replace, the target’s management team. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination.

Competitive Advantages

We believe we have the following competitive advantages over other entities with business objectives similar to ours:

Status as a public company

We believe our structure will make us an attractive business combination partner to these types of target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this method a cheaper, quicker and more certain process to becoming a public company than the typical initial public offering. Once public, we believe the target business would then have greater access to capital and additional means of incentivizing management consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Financial position

With a trust account initially in the amount of approximately $390.3 million, we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon their conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business combination will be subject to these contingencies.

Management Expertise

Eric Watson, our chairman of the board, and Jonathan Ledecky, our president, have substantial experience in identifying, acquiring and operating a wide variety of service businesses. Together, they have been involved in the formation of over 25 companies and 400 acquisitions by these companies. We will seek to acquire a business whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic and acquisition growth. We intend to initially focus our search on financial service businesses in the United States, but we will also explore opportunities in international markets that are attractive to us.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsors’ warrants, our capital stock, debt or a combination of the foregoing as the consideration to be paid in a business combination. While substantially all of the net proceeds of this offering and the private placement of the sponsors’ warrants are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in a business combination with a target business using our capital stock and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the sponsors’ warrants will then be used to undertake additional acquisitions or to fund the operations of the target business on a post-combination basis. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control, and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Additionally, we have not contacted any of the prospective target businesses that Endeavor Acquisition Corp. or Victory Acquisition Corp. contacted in connection with its search for a business combination and do not intend to do so unless the operations, profits or prospects of such target business improved significantly and we were made aware of such change. At this time, we do not anticipate this happening. We will also not consummate a business combination with any entity that our management has had discussions with regarding a possible business combination through their other business activities.

Prior to completion of a business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party refuses to execute such a waiver, then Eric J. Watson and Jonathan J. Ledecky will be personally liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us, but only if, and to the extent, that the claims would otherwise reduce the trust account proceeds payable to our public stockholders in the event of a liquidation.

However, if a potential contracted party executes a waiver, then Messrs. Watson and Ledecky will have no personal liability as to any claimed amounts owed to a contracted party.

Subject to the requirement that a target business or businesses have a collective fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $14.0 million or $16.1 million if the over-allotment option is exercised in full) at the time of our initial business combination and operate in the financial services industry, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). We will not enter into a business combination with a target business that is affiliated with any of our officers, directors or founding stockholders or their affiliates.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination be with one or more target businesses with a collective fair market value that is at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $14.0 million or $16.1 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination and operate in the financial services industry, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	expected returns on investment relative to the aggregate consideration expected to be paid in a business combination;

•	financial condition and results of operations;

•	growth potential;

•	brand recognition and potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	stage of development of the business and its products or services;

•	degree of current or potential market acceptance of the products or services;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	impact of regulation on the business;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $14.0 million, or $16.1 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions as described above) at the time of such initial business combination. In no event, however, will we acquire less than a controlling interest in a target business (meaning not less than 50% of the voting securities of the target business). The fair market value of a portion of a target business will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate a business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we may need to obtain additional financing to consummate such a business combination and have not taken any steps to obtain any such financing.

In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquirer’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $14.0 million, or $16.1 million if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for a business combination with us. The determination of net assets requires an acquirer to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, stockholder meeting and other expenses that will be incurred immediately before and at the time of a business combination, the balance of an acquirer’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account (excluding deferred underwriting discounts and commissions of $14.0 million, or $16.1 million if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $14.0 million, or $16.1 million if the underwriters’ over-allotment option is exercised in full) at the time of such business combination, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses, collectively, could fall below the required fair market value threshold of 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of $14.0 million, or $16.1 million if the underwriters’ over-allotment option is exercised in full) at the time of the initial business combination.

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal.

This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination.

If we complete a business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with any such transaction, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our founders, including all of our officers and directors, have agreed to vote their founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. Our founders have also agreed that they will vote any shares they purchase in the open market in, or after, this offering in favor of a business combination. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have their shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our founders will not have conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in the founders’ common stock or purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the aggregate amount then on deposit in the trust account, before payment of deferred underwriting discounts and commissions and including accrued interest, net of any interest income on the trust account balance previously released to us to pay our tax obligations and net of interest income of up to $6.0 million previously released to us to fund our working capital requirements (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial per-share conversion price would be approximately $9.76 (or approximately $9.74 per share if the underwriters’ over-allotment option is exercised in full), or $0.24 less than the per-unit offering price of $10.00 ($0.26 less if the underwriters’ over-allotment is exercised in full).

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a “put” right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved.

If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. Furthermore, if a stockholder delivers his certificate for conversion and subsequently decides prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of our initial business combination. Public stockholders who convert their stock into their pro rata share of the trust account will still have the right to exercise any warrants they still hold.

We will not complete our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering exercise their conversion rights. We have set the conversion percentage at 30% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that may otherwise be approved by a large majority of our public stockholders. The initial conversion price will be approximately $9.76 per share (or approximately $9.74 per share if the underwriters’ over-allotment option is exercised in full). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with a different target until 24 months from the date of this prospectus. If the initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. This provision may not be amended except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life by 24 months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by 24 months from the date of this prospectus, as soon as practicable thereafter, we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 provides that our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after such date. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described below, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public stockholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.76 (or $9.74 if the underwriters’ over-allotment option is exercised in full) due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. Our founding stockholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Eric J. Watson and Jonathan J. Ledecky have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment of such expenses.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.76, or $0.24 less than the per-unit offering price of $10.00 (or $9.74, or $0.26 less than the per-unit offering price of $10.00 if the underwriters’ over-allotment option is exercised in full). The per share liquidation price includes $14.0 million in deferred underwriting discounts and commissions (or $16.1 million if the underwriters’ over-allotment option is exercised in full) that would also be distributable to our public stockholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Messrs. Watson and Ledecky have personally agreed that they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account but only if, and to the extent, that the claims would otherwise reduce the trust account proceeds payable to our public stockholders in the event of a liquidation, and only if such a vendor or prospective target business does not execute such a waiver. We cannot assure you, however, that they would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.76 (or $9.74 if the underwriters’ over-allotment option is exercised in full), plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.76 per share (or $9.74 per share if the underwriters’ over-allotment option is exercised in full).

Our public stockholders will be entitled to receive funds from the trust account only in the event of the expiration of our corporate existence and our liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after twenty four months from the date of this prospectus, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Regulatory restrictions on the financial services industry

The financial services industry is subject to extensive regulation. Many regulators, including U.S. and other government agencies and self-regulatory organizations, as well as state securities commissions, insurance regulators and attorneys general, are empowered to conduct administrative proceedings and investigations that can result in, among other things, censure, fine, the issuance of cease-and-desist orders, prohibitions against engaging in some lines of business, suspension or termination of licenses or the suspension or expulsion of a broker-dealer, investment adviser or insurance distributor. The requirements imposed by regulators are designed to ensure the integrity of the financial markets and to protect customers, policyholders and other third parties who deal with financial services firms and are not designed to protect our stockholders. Regulations and investigations may result in limitations on our activities, such as the restrictions imposed on several leading securities firms as part of a settlement these firms reached with federal and state securities regulators and self-regulatory organizations in 2003 to resolve investigations into equity research analysts’ alleged conflicts of interest.

The regulatory environment in which we will operate is also subject to future regulatory changes. New laws or regulations or changes in the enforcement of existing laws or regulations applicable to us also may adversely affect our business, and our ability to function in this environment will depend on our ability to constantly monitor and react to these changes. For example, in the United States recently the insurance industry has recently been subject to a significant level of scrutiny by various regulatory bodies, including state attorneys general and insurance departments, concerning certain practices within the insurance industry. These practices include, without limitation, the receipt of contingent commissions by insurance brokers and agents from insurance companies and the extent to which such compensation has been disclosed, bid rigging and related matters. As a result of these and related matters, including actions taken by the New York State and other state attorney generals, there have been a number of proposals to modify various state laws and regulations and industry practices and guidelines regarding insurance agents and brokers, including proposals by the National Association of Insurance Commissioners, that could impose additional legal obligations, including disclosure obligations, on us if we were to offer insurance or other financial products.

Amended and restated certificate of incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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prior to the consummation of a business combination, we shall submit such business combination to our stockholders for approval even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law;

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we may consummate the business combination only if approved by a majority of the shares of common stock voted by our public stockholders at a duly held stockholders meeting, and public stockholders owning less than 30% of the shares sold in this offering vote against the business combination exercise their conversion rights;

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if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account; and

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if our initial business combination is not consummated within 24 months of the date of this prospectus, then our existence will terminate and we will distribute all amounts in the trust account and any net asserts remaining outside the trust account on a pro rata basis to all of our public stockholders.

We view these provisions, which are contained in Article Seventh of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.

Comparison of This Offering to Those Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $390.3 million of the net offering proceeds, including the $5.0 million net proceeds from the sale of the sponsors’ warrants and approximately $14.0 million in deferred underwriting discounts and commissions, will be deposited into a trust account at maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $334.8 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Investment of net proceeds	Approximately $390.3 million of the net offering proceeds, including the $5.0 million net proceeds from the sale of the sponsors’ warrants and approximately $14.0 million in deferred underwriting discounts and commissions, held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or insecurities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and then (ii) up to $6.0 million that can be used for working capital purposes.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and issue a press release announcing when such separate trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the shares of common stock underlying the warrants in effect) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account, including deferred underwriting discounts and commissions and including accrued interest, net of (i) any interest income previously released to us to pay our tax obligations and (ii) interest income of up to $6.0 million previously released to us to fund our working capital requirements (as long as we have sufficient funds available to pay our tax obligations on such interest income or otherwise then due at that time). However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	Pursuant to our amended and restated certificate of incorporation, our corporate existence will cease 24 months from the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete our initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	Except with respect to (i) interest income earned on the trust account balance released to us to pay any tax obligations and (ii) interest income of up to $6.0 million on the balance in the trust account released to us to fund our working capital requirements (as long as we have sufficient funds available to pay our tax obligations on such interest income or otherwise then due at that time), the proceeds held in the trust account are not released to us until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek stockholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;

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our obligation to convert into cash up to 30% of our shares of common stock held by our public stockholders who vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•

the requirement to acquire an operating business that has a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $14.0 million, or $16.1 million if the underwriters’ over-allotment option is exercised in full) could require us to acquire the assets of several operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at 7 Times Square, 17th Floor, New York, New York 10036. The cost for this office is included in the aggregate $7,500 per-month fee described above that Ironbound Partners Fund will charge us upon consummation of this offering for general and administrative services. We believe, based on rents and fees for similar services in the New York City metropolitan areas that the fee charged by Ironbound Partners Fund is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We presently expect each of Eric J. Watson and Jonathan J. Ledecky to devote at least 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We may be required to have our internal control procedures audited for the fiscal year ending December 31, 2008 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Eric J. Watson	47	Chairman of the Board and Treasurer
Jonathan J. Ledecky	49	President, Secretary and Director
Robert B. Hersov	46	Director
Edward J. Mathias	64	Director
Kerry Kennedy	47	Director
Richard Y. Roberts	55	Director
Jimmie Lee Solomon, Jr.	50	Director
Jay H. Nussbaum	62	Director
Jim Gray	47	Director
Richard A. Stein	48	Director
Edward Hanson	32	Director

Eric J. Watson has been our chairman of the board and treasurer since our inception. Since July 2005, Mr. Watson has also served as the chairman of the board and treasurer of Endeavor Acquisition Corp., an American Stock Exchange listed blank check company formed to acquire an operating business. Mr. Watson has also been the chairman of the board and treasurer of Victory Acquisition Corp., a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business, since its inception in January 2007. Mr. Watson has been the chairman of, and interests associated with him own, Cullen Investments Limited, an international private investment company which has its origins in a start up founded by Mr. Watson in 1988 through which he has actively invested his own capital in a range of successful mergers and acquisitions. Mr. Watson and his associated interests have a substantial portfolio comprising interests in the fashion retail, financial services, real estate, infrastructure maintenance, sports and entertainment sectors. Cullen Investments interests include ownership of Bendon, an international manufacturer and retailer of women’s lingerie whose prestige brands include the licensed Elle Macpherson Intimates label. Another major investment held by interests associated with Mr. Watson is a 50% ownership of the Hanover Group, one of the largest privately owned financial service businesses in New Zealand with operations extending to the United States, the United Kingdom and Australia. In 1998, Logan Corporation, an entity owned by Cullen Investments, invested in publicly listed Wall Group (formerly Pacific Retail Group or “PRG”). PRG was listed on the New Zealand Stock Exchange until 2006, and operated several consumer focused companies. These included Noel Leeming Group, a New Zealand specialty appliance retail chain, Pacific Retail Finance Limited, a New Zealand consumer finance business, and Bendon. PRG acquired PRG PowerHouse Limited (“PowerHouse”), a specialty appliance retail chain in the United Kingdom in September 2003, at which time Logan Corporation was a majority stockholder in publicly listed PRG. Mr. Watson was then and remains a director of PRG, but has not at any time been an executive officer of PRG. In August 2006, PowerHouse, as a result of adverse market conditions and increasing losses, was placed in administration under United Kingdom law, a process similar to a United States bankruptcy proceeding. The administrator determined that the best course of action with respect to PowerHouse was to close its stores and realise the assets for the benefit of its creditors. Subsequently, at the end of April 2007, PowerHouse was placed into liquidation by the administrator. In addition, PRG had provided guarantees in respect of certain debts owed by PowerHouse to its creditors. Due to an unforeseen material deterioration in the outcome of the Powerhouse administration, PRG is no longer in a position to satisfy, in full, the claims of its creditors. Consequently, PRG has proposed a compromise with its creditors, with a creditors’ meeting to be held on July 16, 2007. PRG was privatized by Logan Corporation in 2006. Prior to founding Cullen Investments, Mr. Watson was the founding chairman and largest stockholder of Blue Star Group, a retail and distribution group he founded in January 1992. In 1996, Blue Star Group was sold to U.S. Office Products, a diversified supplier of a broad range of office products and business services to corporate customers. Until August 1999, Mr. Watson continued as executive chairman of Blue Star Group, a wholly-owned subsidiary of U.S. Office Products after the acquisition. Following the acquisition of Blue Star Group by U.S. Office Products, Mr. Watson served as a director of McCollam Printers from July 1997 to June 1998. Prior to serving with U.S. Office Products, Mr. Watson held several positions with Xerox Corporation, an office products company, including president of operations for Australasia. Mr. Watson received a diploma of general management from Auckland University.

In October 2001, the SEC issued a cease and desist order against Mr. Watson in connection with certain purchases and sales made by Mr. Watson of shares of McCollam Printers, Ltd., a company U.S. Office Products was seeking to acquire while Mr. Watson was executive chairman of Blue Star Group and acting as chief negotiator for U.S. Office Products. The SEC found Mr. Watson had violated Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5 promulgated thereunder with respect to such purchases and sales by not disclosing his ownership of such shares to U.S. Office Products. Mr. Watson consented to the SEC’s order without admitting or denying the findings. Specifically, the SEC found that, before the negotiations began in November 1996, Mr. Watson personally owned McCollam Printers shares but did not disclose this to U.S. Office Products. The SEC also found that, during the course of the negotiations, Mr. Watson continued to acquire McCollam Printers shares without informing U.S. Office Products. According to the SEC’s order, in May 1997, Blue Star publicly announced its offer to purchase McCollam Printers in a public tender offer and, after the offer was made, Mr. Watson sold his shares without disclosing the sales to U.S. Office Products. The SEC found that the sale of shares by Mr. Watson resulted in profits of more than NZ$530,000. Mr. Watson subsequently voluntarily established a fund to return profits from the McCollam Printers trading, and all of the unclaimed surplus from the fund was distributed to charity.

Jonathan J. Ledecky has been our president, secretary and a member of our board of directors since our inception. Since July 2005, Mr. Ledecky has served as president, secretary and a director of Endeavor Acquisition Corp. Since January 2007, Mr. Ledecky has also served as president secretary and a director of Victory Acquisition Corp. Since June 1999, Mr. Ledecky has served as chairman of the Ledecky Foundation, a philanthropic organization which contributes funds to programs for the education of disadvantaged inner city youth in Washington, D.C., New York and Boston. Since March 1999, Mr. Ledecky has also served as chairman of Ironbound Partners Fund LLC, a private investment management fund that oversees the Ledecky Foundation and other Ledecky family investments. In October 1994, Mr. Ledecky founded U.S. Office Products and served as its chief executive officer until November 1997 and chairman until June 1998. During his tenure, U.S. Office Products completed over 260 acquisitions, and grew to a Fortune 500 company with over $2.6 billion in revenues. In June 1998, U.S. Office Products completed a comprehensive restructuring plan whereby four separate entities were spun off to stockholders and U.S. Office Products underwent a leveraged recapitalization. In connection with these transactions, Mr. Ledecky resigned from his position as chairman of U.S. Office Products and became a director of each of the four spin-off entities. In February 1997, Mr. Ledecky founded Building One Services Corporation (originally Consolidation Capital Corporation), an entity formed to identify attractive consolidation opportunities which ultimately focused on the facilities management industry. In November 1997, Building One raised $552 million in an initial public offering. Mr. Ledecky served as Building One’s chief executive officer from November 1997 through February 1999 and as its chairman from inception through its February 2000 merger with Group Maintenance America Corporation. During his tenure with Building One, it completed 46 acquisitions and grew to over $1.5 billion in revenues. From July 1999 to July 2001, Mr. Ledecky was vice chairman of Lincoln Holdings, owners of the Washington sports franchises in the NBA, NHL and WNBA. Since June 1998, Mr. Ledecky has served as a director of School Specialty, a Nasdaq Global Market listed education company that provides products, programs and services that enhance student achievement and development. School Specialty spun out of U.S. Office Products in June 1998. Since 1994, Mr. Ledecky has been involved with numerous other companies in director positions. Two of these companies, U.S.A. Floral Products Inc. (United States Bankruptcy Court for the District of Delaware; filed 4/2/01 and emerged 7/18/02) and UniCapital Corporation (United States Bankruptcy Court for the Southern District of New York; filed 12/11/00 and emerged 1/31/02) filed for voluntary bankruptcy in the last seven years. Mr. Ledecky was a director of U.S.A. Floral Products from April 1997 to March 2000 and of UniCapital from October 1997 to October 2000. In addition, after resigning from his position as a director and executive officer with U.S. Office Products, it filed for bankruptcy protection (United States Bankruptcy Court for the District of Delaware; filed 3/5/01 and emerged 12/28/01). In no case was Mr. Ledecky an executive officer of these companies during the two years preceding the bankruptcy filings. Mr. Ledecky was a trustee of George Washington University, served as a director of the U.S. Chamber of Commerce and served as commissioner on the National Commission on Entrepreneurship. In addition, in 2004, Mr. Ledecky was elected the Chief Marshal of the 2004 Harvard University Commencement, a singular honor bestowed by his alumni peers for a 25th reunion graduate deemed to have made exceptional contributions to Harvard and the greater society while achieving outstanding professional success. Mr. Ledecky received a B.A. (cum laude) from Harvard University and a M.B.A from Harvard Business School.

Robert B. Hersov has been a member of our board of directors since our inception. Since January 2004, Mr. Hersov has been the vice chairman of NetJets Europe Ltd., a subsidiary of NetJets, Inc., a private aviation and fractional jet ownership company which was acquired by Berkshire Hathaway Inc. in 1998. Mr. Hersov founded and, from December 2002 to April 2004, served as the chief executive officer of Marquis Jet Europe, a private aviation company which was acquired by NetJets, Inc. in 2004. Mr. Hersov also founded and, from October 1998 to December 2002, served as the chairman of Sportal Ltd., a company that operates an Internet site that offers sports-related games and videos. From October 1996 to September 1998, he served as the executive director of Enic plc, a holding company listed on the London Stock Exchange that invests primarily in the sports and media sectors. From September 1995 to September 1997, Mr. Hersov was the chief executive officer of Telepiu PayTV in Milan, Italy, a pay TV and digital satellite company. From March 1993 to August 1995, Mr. Hersov served as an executive director of Richemont, a tobacco, luxury and media conglomerate listed on the SWX Swiss Exchange. Since June 2005, Mr. Hersov has been a member of the board of directors of Shine Media Acquisition Corp., a blank check company that was formed to acquire a direct or indirect interest in an operating business in the media and advertising industry in the People’s Republic of China. Since July 2005, Mr. Hersov has also served as a director of Endeavor Acquisition Corp. and since January 2007, Mr. Hersov has served as a director of Victory Acquisition Corp. Mr. Hersov has also been the non-executive chairman of the board of Exclusive Resorts Europe, a company that owns and operates luxury villa residences, since April 2004. Mr. Hersov received a B.B.S. from the University of Cape Town and a M.B.A. from the Harvard Business School.

Edward J. Mathias has been a member of our board of directors since our inception. Mr. Mathias was involved with the founding of The Carlyle Group, a global private equity firm headquartered in Washington, DC. He has been a managing director since January 1994 and presently serves as an Investment Committee member for a number of Carlyle’s partnerships. Previously, Mr. Mathias served on the management committee and board of directors of T. Rowe Price Associates, Inc., an investment management organization where he was employed from 1971 to December 1993. He has been a director of NexCen Brands, formerly Aether Systems, since June of 2002, Endeavor Acquisition Corp since July 2005 and Victory Acquisition Corp. since January 2007. Mr. Mathias is also serves on The Howard Hughes Institute’s Investment Advisory Committee. Mr. Mathias received an M.B.A. from The Harvard Business School where he is on The Board of Dean’s Advisors and a B.A. from The University of Pennsylvania where he is currently a trustee and member of The Penn Investment Board which oversees the University’s endowment.

Kerry Kennedy has been a member of our board of directors since our inception. In April 1988, she established the Robert F. Kennedy Memorial Center for Human Rights and acted as its executive director until January 1995 working on diverse human rights issues. Ms. Kennedy has been the Chair of the Amnesty International Leadership Council since January 1996, and as a judge for the Reebok Human Rights Award since January 1990. Since July 2005, Ms. Kennedy has served as a director of Endeavor Acquisition Corp. and since January 2007, she has served as a director of Victory Acquisition Corp. She also serves on the board of directors of the International Center for Ethics and Justice and Public Life at Brandeis University. Ms. Kennedy received a B.A. from Brown University and an LLM from Boston College Law School.

Richard Y. Roberts has been a member of our board of directors since our inception. In February 2006, Mr. Roberts co-founded a regulatory/legislative consulting firm, Roberts, Raheb & Gradler LLC. He was a partner with Thelen Reid & Priest LLP, a national law firm, from January 1997 to February 2006. From August 1995 to January 1997, Mr. Roberts was a consultant at Princeton Venture Research, Inc., a private consulting firm. From 1990 to 1995, Mr. Roberts was a commissioner of the Securities and Exchange Commission, and, in this capacity, was actively involved in, has written about or has testified on, a wide range of subjects affecting the capital markets. Since leaving the Commission, Mr. Roberts has been a frequent media commentator and writer on various securities public policy issues and has assisted the Governments of Romania and Ukraine in the development of a securities market. Since September 2005, Mr. Roberts has served as a member of the board of directors of Nyfix, Inc., a Nasdaq Global Market listed provider of industry interconnectivity networks, electronic trade communication technologies, trading workstations and middle-office trade automation technologies. Since July 2005, Mr. Roberts has also served as a director of Endeavor Acquisition Corp. and since January 2007, he has served as a director of Victory Acquisition Corp. From 1987 to 1990, he was the chief of staff for Senator Richard Shelby. He is a member of the Alabama Bar and the District of Columbia Bar. Mr. Roberts is a member of the Advisory Board of Securities Regulation & Law Reports, of the Advisory Board of the International Journal of Disclosure and Governance, and of the Editorial Board of the Municipal Finance Journal. Mr. Roberts also previously served as a member of the District 10 Regional Consultative Committee of the National Association of Securities Dealers, Inc., the Market Regulation Advisory Board of the NASD, and the Legal Advisory Board of the NASD. Mr. Roberts received a B.E.E. from Auburn University, a J.D. from the University of Alabama School of Law, and a Master of Laws from the George Washington University Law Center.

Jimmie Lee Solomon, Jr. has been a member of our board of directors since our inception. Mr. Solomon has been affiliated with Major League Baseball since July 1991 as executive director of minor league operations, senior vice president of baseball operations and most recently since June 2005 as executive vice president of baseball operations. From June 1981 to June 1991, he was a lawyer at Baker & Hostetler, LLP where he counseled a variety of clients including Major League Baseball, the National Football League Management Council and the United States Football League front office personnel. Mr. Solomon has been a director of Victory Acquisition Corp. since January 2007. Mr. Solomon is also on the board of directors for the NAACP Legal Defense and Education Fund, Inc. He has previously served on the board of directors for the Greater Washington Boys and Girls Club and has served as an advisory board member for Elementary Baseball, Inc. He has also served as a member of the Diversity Task Force for Women’s Sports Foundation. Mr. Solomon received a B.A. from Dartmouth College and a J.D. from Harvard Law School.

Jay H. Nussbaum has been a member of our board of directors since our inception. He is the founder and Chief Operating Officer of Agilex Technologies, a company formed in 2006 to offer leading technology solutions to government and commercial clients in the United States. From May 2004 to July 2006, Mr. Nussbaum served as the global head of sales, marketing and business development for Citigroup(r) Global Transaction Services, a division of Citigroup Global Markets Inc. which handles cash management, trade, securities services and fund services. Since July 2005, Mr. Nussbaum has served as a director of Endeavor Acquisition Corp. and since January 2007, he has served as a director of Victory Acquisition Corp. From January 2002 to April 2004, Mr. Nussbaum was affiliated with BearingPoint, Inc. (formerly KPMG Consulting), a consulting company, where he served most recently as head of worldwide sales. From 1991 to January 2002, Mr. Nussbaum was affiliated with Oracle Corporation, a Nasdaq Global Market listed enterprise software company, where he most recently served as executive vice president. Prior to joining Oracle Corporation, Mr. Nussbaum was affiliated with Xerox Corporation for 24 years where he most recently served as president of integrated systems operations. Mr. Nussbaum received a B.A. from the University of Maryland.

Jim Gray has been a member of our board of directors since our inception. Mr. Gray has been a network television and national cable sportscaster since 1983. During this time, he has worked with CBS Sports, NBC Sports, and currently has long-term relationships with ESPN, ABC-TV, Showtime and Westwood One Radio. His career highlights include coverage of 7 Olympic Games, 18 NFL Super Bowls, 9 MLB World Series,

18 NBA Finals, 9 NCAA Final Fours, 18 Masters Golf Tournaments, and more than 300 World Championship Boxing matches. Gray has also broadcast on numerous occasions the Ryder Cup, the Presidents Cup, NBA and MLB All-Star Games, National Football League AFC and NFC Championship Games, and Major League Baseball American and National League Championship Series Games. Mr. Gray has won 11 national Emmy Awards for journalism and reporting. He was named Sportscaster of the Year in 1998 and 1999 as “Sports Reporter of the Year” by his member peers of the American Sportscasters Association. In 1997, he won the prestigious “Broadcast of the Year Award” presented by the National Sportswriters and Sportscasters Association for his interview with Mike Tyson following “Tyson vs. Holyfield II.” Mr. Gray has been named Sports Reporter of the Year twelve times by the USA Today, and that same publication in April 2005 named Mr. Gray the country’s best sports reporter of the past quarter century. Mr. Gray received a B.S. from the University of Colorado.

Richard A. Stein has been a member of our board of directors since our inception. Mr. Stein has served as chief executive officer and a director of Powerride Motorsports, Inc., a powersports retailer of which Mr. Ledecky is the controlling shareholder, since November 2001. From January 2001 to November 2001, Mr. Stein was managing his personal investments. From 1987 to January 2001, Mr. Stein was the co-founder and served as the executive vice president and chief financial officer of Hanger Orthopedic Group, Inc., a provider of orthotic and prosthetic services and products. From 1982 to 1987, Mr. Stein served as a supervisor in the emerging business services division of PriceWaterhouse Coopers, an accounting firm. Mr. Stein received a B.S. from the University of Florida. Mr. Stein is a Certified Public Accountant.

Edward Hanson has been a member of our board of directors since our inception. Mr. Hanson is a Director of Babcock & Brown (UK) Limited. Babcock & Brown is a principal investment firm headquartered in Sydney and Mr. Hanson has worked in the London office since 1997. He also runs the private equity fund, Babcock & Brown Global Partners, which he raised in July 2005. Babcock & Brown invest in asset backed businesses around the world. From 1996 to 1997, Mr. Hanson worked at Cavill White Securities, an investment bank in New Zealand. Mr. Hanson is a member of the board of directors of BGP Investment S.à r.l., a European real estate joint venture that pursues a range of property related activities including the acquisition and management of new assets and selected development projects. Mr. Hanson is also on the board of Corvus Capital, an AIM listed investment company. Mr. Hanson received a Bachelor of Commerce from the University of Auckland in New Zealand.

Number and Terms of Office of Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Jim Gray, Richard A. Stein and Edward Hanson, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Kerry Kennedy, Richard Y. Roberts, Jay H. Nussbaum and Jimmie Lee Solomon, Jr., will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Eric J. Watson, Jonathan J. Ledecky, Edward J. Mathias and Robert B. Hersov, will expire at the third annual meeting of stockholders.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. Collectively, through their positions described above, our directors have extensive experience in the private equity business.

Prior Involvement of Principals in Blank Check Companies

Each of Messrs. Watson, Ledecky, Hersov, Mathias, Roberts and Ms. Kennedy were involved in the initial public offering of Endeavor Acquisition Corp., a blank check company with an objective to acquire an operating business. Endeavor Acquisition Corp. completed its initial public offering in December 2005 and raised gross proceeds of approximately $129.3 million at an offering price of $8.00 per unit. Endeavor’s units are listed on the

American Stock Exchange under the symbol EDA.U and have traded from a low of $8.00 per unit to a high of $17.50 per unit, with a closing trading price of $              at                      , 2007. Since its inception, Mr. Watson has been the chairman of the board and treasurer of Endeavor Acquisition Corp., Mr. Ledecky has been the president, secretary and a director of Endeavor Acquisition Corp. and each of Messrs. Hersov, Mathias, Roberts and Nussbaum and Ms. Kennedy has been a director of Endeavor Acquisition Corp. No salary has been paid to any of Messrs. Watson, Ledecky, Hersov, Mathias, Roberts or Nussbaum or Ms. Kennedy for their services to Endeavor Acquisition Corp. However, Ironbound Partners Fund LLC, an affiliate of Mr. Ledecky’s, receives a $7,500 per month fee from Endeavor Acquisition Corp. for use of office space and administrative services from the effective date of Endeavor Acquisition Corp.’s initial public offering through the completion of a business combination or Endeavor Acquisition Corp.’s liquidation. Prior to Endeavor Acquisition Corp.’s initial public offering, Messrs. Watson, Ledecky, Hersov, Mathias, Roberts and Nussbaum and Ms. Kennedy (or their affiliates) purchased 1,775,000 shares, 1,775,000 shares, 40,000 shares, 40,000 shares, 40,000 shares, 40,000 shares and 40,000 shares, respectively, for a purchase price of approximately $0.0067 per share.

On December 18, 2006, Endeavor Acquisition Corp. entered into an agreement to acquire American Apparel, Inc. and its affiliated companies for 32,258,065 shares of its common stock, subject to downward adjustment based on American Apparel’s net debt immediately prior to closing of the acquisition. At the closing of the acquisition, certain members of Endeavor Acquisition Corp.’s board of directors may remain as directors of Endeavor Acquisition Corp. If any of Messrs. Watson, Ledecky, Hersov, Mathias, Roberts or Nussbaum or Ms. Kennedy continue to serve as a director of Endeavor Acquisition Corp. following the acquisition with American Apparel, in the future, each may receive certain cash fees and stock awards that the American Apparel board of directors determines to pay to its non-executive directors.

Robert B. Hersov has been a director of Shine Media Acquisition Corp. since its inception. Shine Media is a blank check company formed for the purpose of acquiring direct or indirect ownership through a merger, capital stock exchange, asset or stock acquisition or other similar business combination, or control through contractual arrangements, of one or more operating businesses in the media and advertising industry with their principal operations and business in the People’s Republic of China. Shine Media completed its initial public offering in December 2006 and raised gross proceeds of approximately $36.8 million at an offering price of $6.00 per unit. Shine Media’s units are quoted on the OTC Bulletin Board under the symbol SHNDU and have traded from a low of $5.91 to a high of $6.60 per unit, with a closing trading price of $6.48 at April 24, 2007. No salary has been paid to Mr. Hersov for his services to Shine Media. Prior to Shine Media’s initial public offering, Mr. Hersov purchased 148,500 shares of Shine Media’s common stock for a purchase price of approximately $.017 per share.

Hanover Overseas Limited, a wholly owned subsidiary of Hanover Group Holdings Ltd., beneficially owns 1,617,188 shares of common stock of Alternative Asset Management Acquisition Corp. Hanover Group Holdings is 50% owned by interests associated with Eric Watson. These shares were purchased by Hanover Overseas Limited at a price of approximately $0.005 per share. Alternative Asset Management Acquisition Corp. is a blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination one or more operating businesses, with an initial focus on businesses in the alternative asset management sector. Mr. Watson is neither an officer nor director of Alternative Asset Management Acquisition Corp. or of Hanover Overseas Limited.

Each of Messrs. Watson, Ledecky, Hersov, Mathias, Roberts, Solomon and Nussbaum and Ms. Kennedy were involved in the initial public offering of Victory Acquisition Corp., a blank check company with an objective to acquire an operating business in any industry other than the franchising, financial services or healthcare industries. Victory Acquisition Corp. completed its initial public offering in April 2007 and raised gross proceeds of approximately $330 million at an offering price of $10.00 per unit. Victory’s units are listed on the American Stock Exchange under the symbol VRY.U and have traded from a low of $10.00 per unit to a high of $              per unit, with a closing trading price of $              at                     , 2007. Since its inception, Mr. Watson has been the chairman of the board and treasurer of Victory Acquisition Corp., Mr. Ledecky has been the president, secretary and a director of Victory Acquisition Corp. and each of Messrs. Hersov, Mathias, Roberts, Solomon and Nussbaum and Ms. Kennedy has been a director of Victory Acquisition Corp. No salary has been paid to any of Messrs. Watson, Ledecky, Hersov, Mathias, Roberts, Solomon or Nusssbaum or Ms. Kennedy for their services to Victory Acquisition Corp. However, Ironbound Partners Fund receives a $7,500 per month fee from Victory Acquisition Corp. for use of office space and administrative services from the effective date of Victory Acquisition Corp.’s initial public offering through the completion of a business combination or Victory Acquisition Corp.’s liquidation. Prior to Victory Acquisition Corp.’s initial public offering, Messrs. Watson, Ledecky, Hersov, Mathias, Roberts, Solomon and Nussbaum and Ms. Kennedy (or their affiliates) purchased 2,915,000 shares, 2,915,000 shares, 60,000 shares, 60,000 shares, 60,000 shares, 60,000 shares, 60,000 shares and 60,000 shares, respectively, for a purchase price of approximately $0.004 per share.

In addition to the foregoing, Jonathan J. Ledecky served as chairman of the board and chief executive officer of Consolidation Capital Corporation from its formation in February 1997 until March 2000 when it merged with Group Maintenance America Corporation. Consolidation Capital Corporation was formed to build consolidated enterprises with national market reach through the acquisition and integration of multiple businesses in one or more fragmented industries. In November 1997, Consolidation Capital Corporation completed its initial public offering registered on Form S-1 under the Securities Act of 1933 (SEC File No. 333-36193) raising gross proceeds of $552 million.

Other than as set forth above, none of our officers or directors has been or currently is a principal of, or affiliated with, a blank check company.

Executive Officer and Director Compensation

Members of our management team have not received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of our consummation of our initial business combination or our liquidation, we will pay Ironbound Partners Fund, an entity controlled by Mr. Ledecky, a total of $7,500 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Ironbound Partners Fund for our benefit and is not intended to provide Mr. Ledecky compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party. No other director has a relationship with or interest in Ironbound Partners Fund. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any members of our management team, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After a business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that each of Edward J. Mathias, Robert B. Hersov, Kerry Kennedy, Richard Y. Roberts, Jay H. Nussbaum, Jim Gray and Edward Hanson are independent directors as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Edward J. Mathias, as chairman, Jay H. Nussbaum and Richard Y. Roberts, each of whom has been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•

reviewing and approving all related-party transactions, including analyzing the shareholder base of each target business so as to ensure that we do not consummate a business combination with an entity that is affiliated with any of our officers, directors or founders;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	reviewing proxy disclosure to ensure that it is in compliance with SEC rules and regulations;

•

determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock

Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Edward J. Mathias satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Kerry Kennedy, as chairman, and Jimmie Lee Solomon, Jr., each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

As a result of their affiliations with Endeavor Acquisition Corp., each of Messrs. Watson, Ledecky, Hersov, Mathias, Roberts and Nussbaum and Ms. Kennedy have pre-existing contractual and fiduciary obligations that may cause them to have conflicts of interest in determining to which entity they present a specific business opportunity. If the business combination between Endeavor Acquisition Corp. and American Apparel fails for any reason, our principals would have a pre-existing fiduciary obligation to Endeavor Acquisition Corp. and would be required to offer it all suitable business opportunities prior to offering them to us. Notwithstanding the foregoing, Endeavor Acquisition Corp. will not have time to complete a different business combination if the transaction with American Apparel fails. Accordingly, we do not believe there is an actual conflict of interest in this case. However, if any of Messrs. Watson, Ledecky, Hersov, Mathias, Roberts or Nussbaum or Ms. Kennedy continue to serve as a director of Endeavor Acquisition Corp. following the acquisition with American Apparel, they will have pre-existing fiduciary obligations to it and will offer it all suitable business opportunities in the apparel industry prior to offering them to us.

Robert B. Hersov has a pre-existing contractual and fiduciary obligation to Shine Media Acquisition Corp. Accordingly, he must offer it all suitable business opportunities prior to offering them to us. Therefore, in such event, he may not present to us opportunities that otherwise may be attractive to Shine Media unless it has declined to accept such opportunities. However, because of the specific focus of Shine Media, we do not anticipate that Mr. Hersov’s being a director of Shine Media will create any actual conflicts.

Each of Messrs. Watson, Ledecky, Hersov, Mathias, Roberts, Nussbaum and Solomon and Ms. Kennedy has a pre-existing contractual and fiduciary obligation to Victory Acquisition Corp. Accordingly, each must offer it all suitable business opportunities prior to offering them to us. Therefore, in such event, they may not present to us opportunities that otherwise may be attractive to Victory Acquisition Corp. unless it has declined to accept such opportunities. However, because Victory Acquisition Corp. is prohibited from acquiring a company in the financial services industry, we do not anticipate that any affiliation with Victory Acquisition Corp. will create any actual conflicts.

Eric J. Watson is the chairman of Cullen Investments Limited, a private investment company. Edward J. Mathias is a managing director of The Carlyle Group and presently serves as an Investment Committee member for a number of Carlyle’s partnerships. These entities may in the future seek to acquire a business that is suitable for our company to acquire. Accordingly, such individuals must honor their pre-existing fiduciary duties to such entities and present potential target businesses to them prior to presenting them to us. However, with respect to Cullen Investments, the types of businesses that such entity typically focuses on are not the same types of companies that we will be looking at in terms of size and scope. Accordingly, we believe that any potential conflicts of interest with respect to Mr. Watson will be minimal.

Eric Watson also has a relationship with Alternative Asset Management Acquisition Corp. Hanover Overseas Limited, a wholly owned subsidiary of Hanover Group Holdings Ltd., beneficially owns 1,617,188 shares of common stock of Alternative Asset Management Acquisition Corp. Hanover Group Holdings is 50% owned by interests associated with Mr. Watson. Alternative Asset Management Acquisition Corp. is a blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with one or more operating businesses, with an initial focus on businesses in the alternative asset management sector. However, Mr. Watson is neither an officer nor director of Alternative Asset Management Acquisition Corp. Accordingly, he has no fiduciary obligation to such entity to present to it potential business opportunities.

Potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented and as a result, if they present such an opportunity to another entity prior to us, we could be deprived of an appropriate target business to acquire if one of those entities accepts it.

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

•

The founders’ common stock owned by our officers and directors will not be released from escrow until one year after the successful consummation of a business combination, and the sponsors’ warrants purchased by our officers and directors and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their founders’ common stock. Furthermore, the purchasers of the sponsors’ warrants have agreed that such securities will not be sold or transferred by them (except under limited circumstances) until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under the Delaware law, subject to any pre-existing fiduciary or contractual obligations he or she might have.

In connection with the vote required for any business combination, all of the founders, including all of our officers and directors, have agreed to vote the founders’ common stock in accordance with the vote of the public stockholders owning a majority of the shares of common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to the founders’ common stock. They have also agreed to vote any shares of common stock acquired by them in the offering or aftermarket in favor of a business combination.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our officers, directors or founders. Furthermore, in no event will any of our existing officers, directors, stockholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Eric J. Watson	5,525,000	(3)	48.0%	4,804,349		9.6%
Jonathan J. Ledecky	5,525,000	(4)	48.0%	4,804,349		9.6%
Robert B. Hersov(5)	50,000		*	43,478		*
Edward J. Mathias(6)	50,000		*	43,478		*
Kerry Kennedy(7)	50,000		*	43,478		*
Richard Y. Roberts(8)	50,000		*	43,478		*
Jimmie Lee Solomon, Jr.	50,000		*	43,478		*
Jay H. Nussbaum	50,000		*	43,478		*
Jim Gray	50,000		*	43,478		*
Richard A. Stein	50,000		*	43,478		*
Edward Hanson	50,000		*	43,478		*
All directors and executive officers as a group (eleven individuals)	11,500,000	(9)	100%	10,000,000	(9)	20.0%

*	Less than one percent.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Triplecrown Acquisition Corp., 7 Times Square, 17th Floor, New York, New York 10036.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 1,500,000 shares of common stock held by our founding stockholders.
(3)	These shares are held by Summit Trust, a trust established for the benefit of Mr. Watson and his beneficiaries. Does not include 1,666,666 shares of common stock issuable upon exercise of sponsors’ warrants, none of which are exercisable and will not become exercisable within 60 days.
(4)	Includes 500,000 shares held by Hat Tricks LLC, an entity owned and controlled by Mr. Ledecky. Does not include 1,666,667 shares of common stock issuable upon exercise of sponsors’ warrants, none of which are exercisable and will not become exercisable within 60 days.
(5)	Mr. Hersov’s business address is NetJets Europe, Ltd., Grundstrasse 12, 6343 Rotkreuz, Switzerland.
(6)	Mr. Mathias’ business address is c/o The Carlyle Group, 1001 Pennsylvania Avenue, NW, Washington, DC 20004.
(7)	Ms. Kennedy’s business address is c/o Robert F. Kennedy Center, 1367 Connecticut Avenue N.W., Suite 200, Washington, D.C. 20036.
(8)	Mr. Roberts’ business address is Roberts, Raheb & Gradler, 805 15th Street, NW, Suite 1101, Washington, DC 20005.

(9)	Does not include 3,333,333 shares of common stock issuable upon exercise of sponsors’ warrants, none of which are exercisable and will not become exercisable within 60 days.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option by the underwriters), our founders will beneficially own 20% of the then issued and outstanding shares of common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our founders will be required to forfeit up to an aggregate of 1,500,000 shares of common stock. Our founding stockholders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the founders’ common stock will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of our initial business combination. The founders’ common stock may be released from escrow earlier than this date if, within the first year after we consummate a business combination:

•	the last sales price of our units equals or exceeds $20.00 per unit for any 20 trading days within any 30-trading day period beginning 90 days after our initial business combination; or

•

we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

During the escrow period, the holders of these securities will not be able to sell or transfer their securities except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) by private sales with respect to up to 33% of the founders’ common stock made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased (approximately $0.002 per share), in each case where the transferee agrees to the terms of the escrow agreement, but will retain all other rights as our stockholders with respect to the founders’ common stock, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared, but excluding conversion rights (including any transferees). If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our founders (or any transferees) will receive any portion of the liquidation proceeds with respect to the founders’ common stock.

In addition, in connection with the vote required for our initial business combination, the founders have agreed to vote the founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. The founders have also agreed to vote any shares acquired by them in or after this offering in favor of our initial business combination. Therefore, if they acquire shares in or after this offering, they must vote such shares in favor of the proposed business combination and have, as a result, waived the right to exercise conversion rights for those shares in the event that our initial business combination is approved by a majority of our public stockholders.

On July 10, 2007, Eric J. Watson and Jonathan J. Ledecky entered into agreements with us to purchase an aggregate of 3,333,333 sponsors’ warrants at a price of $1.50 per warrant ($5.0 million in the aggregate). The purchasers are obligated to purchase the sponsors’ warrants from us with their own funds simultaneously with the consummation of this offering. The purchase price of the sponsors’ warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $5.0 million purchase price of the sponsors’ warrants will become part of the liquidating distribution to our public stockholders and the sponsors’ warrants will expire worthless. The sponsors’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by the purchasers (except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death or (iv) pursuant to a qualified domestic relations order, providing the transferee agrees to be bound by the transfer restrictions) until we complete a business combination, they will be exercisable on a cashless basis and will be non-redeemable by us so long as such warrants are held by the purchasers or their affiliates, including any permitted transferees.

Eric J. Watson and Jonathan J. Ledecky are our “promoters” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In June 2007, we issued 11,500,000 shares of founders’ common stock to the individuals set forth below for an aggregate of $25,000 in cash, at a purchase price of approximately $0.002 per share, as follows:

Name	Number of Shares	Relationship to Us
Summit Trust	5,525,000	Stockholder formed for the benefit of Mr. Watson and his beneficiaries
Jonathan J. Ledecky	5,025,000	President, Secretary and Director
Hat Tricks LLC	500,000	Stockholder owned and controlled by Mr. Ledecky
Robert B. Hersov	50,000	Director
Edward J. Mathias	50,000	Director
Kerry Kennedy	50,000	Director
Richard Y. Roberts	50,000	Director
Jimmie Lee Solomon, Jr.	50,000	Director
Jay H. Nussbaum	50,000	Director
Jim Gray	50,000	Director
Richard A. Stein	50,000	Director
Edward Hanson	50,000	Director

If the underwriters determine not to exercise their over-allotment option in full or in part, our founding stockholders have agreed to forfeit to us, at no cost to us, up to an aggregate of 1,500,000 shares of common stock, in proportion to the portion of the over-allotment option that was exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares of common stock forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,260 for all 1,500,000 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased or decreased, a stock dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our founders’ ownership at a percentage of the number of shares to be sold in this offering. Such an increase in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of the offering, the per-share conversion or liquidation price could decrease by as much as $0.03.

The holders of the majority of the shares of founders’ common stock will be entitled to demand that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing the earlier of (i) nine months after the consummation of our initial business combination or (ii) the date the shares are released from escrow. In addition, these stockholders have certain “piggyback” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Eric J. Watson and Jonathan J. Ledecky have committed, pursuant to written subscription agreements dated as of July 10, 2007 with us and Citigroup Global Markets Inc., to purchase the 3,333,333 sponsors’ warrants (for a total purchase price of $5.0 million) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the sponsors’ warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of sponsors’ warrants, at least 24 hours prior to the date of this prospectus until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The sponsors’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by the purchasers (except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death or (iv) pursuant to a qualified domestic relations order, providing the transferee agrees to be bound by the transfer restrictions) until we complete a business combination, they will be exercisable on a cashless basis and will be non-redeemable by us so long as such warrants are held by the purchasers or their permitted transferees. The holders of the majority of these sponsors’ warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to the registration rights agreement referred to above. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities commencing 90 days after we consummate a business combination. In addition, these holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Ironbound Partners Fund, an affiliate of Jonathan J. Ledecky, has agreed that, commencing on the date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Ironbound Partners Fund $7,500 per month for these services. Mr. Ledecky is chairman of Ironbound Partners Fund. As a result, he will benefit from the transaction to the extent of his interest in Ironbound Partners Fund. However, this arrangement is solely for our benefit and is not intended to provide Mr. Ledecky compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Ironbound Partners Fund is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Eric J. Watson and Jonathan J. Ledecky have loaned to us an aggregate of $112,500 to cover expenses related to this offering. The loans will be payable without interest on the earlier of June 18, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in the trust account.

We will reimburse our management team for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $6.0 million on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Our audit committee will review and approve all payments made to our officers, directors and affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our founders, officers or directors, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between us and any member of our management team or their respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee who had access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Related party policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. While we have agreed not to consummate a business combination with an entity which is affiliated with any of our officers, directors or founders, we are not prohibited from entering into other related-party transactions.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF SECURITIES

As of the date of this prospectus, our authorized capital stock consists of 80,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. As of the date of this prospectus, 11,500,000 shares of common stock are outstanding, held by twelve stockholders of record. No shares of preferred stock are currently outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law.

Units

Each unit consists of one share of common stock and one third of one warrant. Each whole warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 35th day after the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing that such separate trading will begin. No fractional warrants will be issued and only whole warrants will trade. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if Citigroup Global Markets Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and issue a press release announcing when such separate trading will begin.

Common stock

As of the date of this prospectus, there were 11,500,000 shares of common stock outstanding held by twelve stockholders of record. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option and 1,500,000 shares are forfeited by the founding stockholders), 50,000,000 shares of common stock will be outstanding. Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. After a business combination is concluded, if ever, and upon our liquidation or dissolution, the public stockholders will be entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for our initial business combination, our founders have agreed to vote the founders’ common stock in accordance with the majority of the shares of common stock voted by the public stockholders. Furthermore, our founders have agreed that they will vote any shares of common stock acquired in or after this offering in favor of a proposed business combination. As a result, our founders will not be able to exercise the conversion rights with respect to shares acquired by them before, in or after this offering. In connection with the vote required for our initial business combination, a majority of our issued and outstanding shares of common stock (whether or not held by public stockholders) will constitute a quorum. If any other matters are voted on by our stockholders at an annual or special meeting, our founders may vote all their shares, whenever acquired, as they see fit. On completion of our initial business combination, the underwriters will be entitled to receive the deferred underwriters’ discounts and commissions then held in the trust account, exclusive of interest thereon.

We will proceed with our initial business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. A stockholder must have also exercised the conversion rights described below for a conversion to be effective.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by twenty four months from the date of this prospectus, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements and net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust fund, and any assets remaining available for distribution to them. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters’ discounts and commission will be distributed on a pro rata basis among the public stockholders, together with any accrued interest thereon and net of income taxes payable on such interest. Our founding stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination with respect to the founders’ common stock. Our founding stockholders will therefore not participate in any liquidation distribution with respect to such shares. They will, however, participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following this offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account plus any interest earned thereon then held in the trust account, if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their shares of common stock into their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Founders’ Common Stock

Effective June 8, 2007, our founding stockholders purchased 11,500,000 shares of common stock for $25,000. This includes an aggregate of 1,500,000 shares of common stock that are subject to forfeiture by our founders if the over-allotment option is not exercised by the underwriters. The founders’ common stock is identical to those sold in this offering, except that:

•	the founders’ common stock is subject to the transfer restrictions described below;

•

the founding stockholders have agreed to vote the founders’ common stock in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving our initial business combination. As a result, they will not be able to exercise conversion rights (as described below) with respect to the founders’ common stock if our initial business combination is approved by a majority of our public stockholders; and

•	the founding stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founders’ common stock if we fail to consummate a business combination.

The founding stockholders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ common stock until one year after the date of the completion of a business combination. In addition, the founding stockholders are entitled to registration rights with respect to founders’ common stock under an agreement to be signed on or before the date of this prospectus.

Preferred Stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Our amended and restated certificate of incorporation prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of common stock at a price of $7.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; or

•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the shares of common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

At any time while the warrants are exercisable and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants available and current, we may call the outstanding warrants (except as described below with respect to the sponsors’ warrants) for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the 30-day redemption period) to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $16.70 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is effective and current throughout the 30-day redemption period.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the common stock will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis,” though the public stockholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to net cash settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited, the warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the common stock included in the units.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of common stock to be issued to the warrant holder to the nearest whole number of shares.

Sponsors’ Warrants

The sponsors’ warrants will be identical to the warrants underlying the units being offered by this prospectus except that the warrants will not be transferable or salable by the purchasers (except (i) to an entity’s beneficiaries upon its liquidation, (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death or (iv) pursuant to a qualified domestic relations order, providing the transferee agrees to be bound by the transfer restrictions) until we complete a business combination, they will be exercisable on a cashless basis, at our election, and will not be redeemable by us so long as such warrants are held by the purchasers or their affiliates, including any permitted transferees. In addition, they may be exercised for unregistered shares if a registration statement relating to the shares of common stock issuable upon exercise of the warrants is not effective and current and commencing on the date such warrants become exercisable, the sponsors’ warrants and the underlying shares of common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Broadway, New York, New York 10004.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our president or by our chairman or by our secretary at the request in writing of stockholders owning a majority of our issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering, we will have 50,000,000 shares of common stock outstanding, or 57,500,000 shares of common stock if the over-allotment option is exercised in full. Of these shares, the 40,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 10,000,000 shares (or 11,500,000 shares if the over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those shares would be eligible for sale under Rule 144 prior to June 8, 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•

1% of the total number of shares of common stock then outstanding, which will equal 500,000 shares of common stock immediately after this offering (or 575,000 shares of common stock if the underwriters exercise their over-allotment option); or

•	the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering. The SEC has recently proposed amendments to Rule 144 that would make Rule 144 available to promoters or affiliates of blank check companies and their transferees 90 days after the consummation of a business combination by the blank check company. We cannot assure you, however, that these amendments will be adopted.

Registration rights

The holders of the founders’ common stock, as well as the holders of the sponsors’ warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that register such securities. The holders of a majority of the founders’ common stock may elect to exercise these registration rights at any time commencing the earlier of (i) nine months after the consummation of our initial business combination or (ii) the date the shares are released from escrow. Additionally, the holders of a majority of the sponsors’ warrants (or underlying securities) can elect to exercise these registration rights at any time beginning 90 days after we consummate our initial business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied to have our units listed on the American Stock Exchange under the symbol “            .U” and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols “        ” and “            .WS,” respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

This is a general summary of material United States federal income and estate tax considerations with respect to your acquisition, ownership and disposition of our units if you are a beneficial owner other than:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation created or organized in, or under the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust, if either (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election under applicable Treasury regulations to be treated as a United States person.

This summary does not address all of the United States federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are a beneficial owner subject to special treatment under United States federal income tax laws (such as a “controlled foreign corporation,” “passive foreign investment company,” or a company that accumulates earnings to avoid United States federal income tax, foreign tax-exempt organization, financial institution, broker or dealer in securities or former United States citizen or resident). This summary does not discuss any aspect of state, local or non-United States taxation. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (“Code”), Treasury regulations, judicial opinions, published positions of the United States Internal Revenue Service (“IRS”) and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice.

If a partnership holds our units, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our units, you should consult your tax advisor.

We urge prospective non-United States stockholders to consult their tax advisors regarding the United States federal, state, local and non-United States income, estate and other tax considerations of acquiring, holding and disposing of our units.

Dividends

In general, any distributions we make to you with respect to the shares of common stock included within the units that constitute dividends for United States federal income tax purposes will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for a reduced rate of withholding tax under an applicable income tax treaty and you provide proper certification of your eligibility for such reduced rate (usually on an IRS Form W-8BEN). A distribution will constitute a dividend for United States federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not constituting a dividend will be treated first as reducing your basis in your shares of common stock and, to the extent it exceeds your basis, as gain from the disposition of your shares of common stock treated as described under “Sale or Other Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Sale or Other Disposition of Common Stock and Warrants” below), we will withhold 10% of any distribution that exceeds our current and accumulated earnings and profits as provided by the Code.

Dividends we pay to you that are effectively connected with your conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment maintained by you) generally will not be subject to United States withholding tax if you comply with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons. If you are a corporation, effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of Warrants

You generally will not be subject to U.S. federal income tax on the exercise of the warrants into shares of common stock. However, if a cashless exercise of warrants results in a taxable exchange, or if you receive any cash in lieu of a fractional share of common stock, the rules described below under “Sale or Other Disposition of Common Stock and Warrants” will apply.

Sale or Other Disposition of Common Stock and Warrants

You generally will not be subject to United States federal income tax on any gain realized upon the sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain);

•

you are an individual, you hold your shares of common stock or warrants as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty; or

•

we are or have been a “United States real property holding corporation” for United States federal income tax purposes and, in the case where the shares of our common stock are regularly traded on an established securities market, you hold or have held, directly or indirectly, at any time within the shorter of the five-year period preceding disposition or your holding period for your shares of common stock or warrants, more than 5% of our common stock. Special rules may apply to the determination of the 5% threshold in the case of a holder of a warrant. You are urged to consult your own tax advisors regarding the effect of holding the warrants on the calculation of such 5% threshold. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of (1) the fair market value of our United States real property interests, (2) the fair market value of our non-United States real property interests and (3) the fair market value of any other of our assets which are used or held for use in our trade or business. Although we currently are not a United States real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your shares of common stock or warrants is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year. If you are described in the third bullet point above, gain recognized by you on the sale, exchange or other disposition of shares of common stock or warrants will be subject to U.S. federal income tax on a net income basis at normal graduated U.S. federal income tax rates. In addition, a buyer of your shares of common stock or warrants may be required to withhold United States income tax at a rate of 10% of the amount realized upon such disposition.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to you on your shares of common stock and the amount of tax we withhold on these distributions regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which you reside pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The United States imposes a backup withholding tax on dividends and certain other types of payments to United States persons. You will not be subject to backup withholding tax on dividends you receive on your shares of common stock if you provide proper certification (usually on an IRS Form W-8BEN) of your status as a non-United States person or you are a corporation or one of several types of entities and organizations that qualify for exemption (an “exempt recipient”).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of your shares of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if you sell your shares of common stock or warrants through a United States broker or the United States office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to you unless you provide appropriate certification (usually on an IRS Form W-8BEN) to the broker of your status as a non-United States person or you are an exempt recipient. Information reporting also would apply if you sell your shares of common stock or warrants through a foreign broker deriving more than a specified percentage of its income from United States sources or having certain other connections to the United States.

Backup withholding is not an additional tax. Any amounts withheld with respect to your shares of common stock or warrants under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Estate Tax

Common stock owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his or her death will be included in the individual’s gross estate for United States federal estate tax purposes and therefore may be subject to United States federal estate tax unless an applicable estate tax treaty provides otherwise. The foregoing may also apply to warrants.

UNDERWRITING

Citigroup Global Markets Inc. is acting as sole bookrunning manager of the offering and representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.

Underwriter	Number of Units
Citigroup Global Markets Inc.
Jefferies & Company
Ladenburg Thalmann & Co. Inc.
Broadband Capital Management LLC.

Total	40,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the underwriters’ over-allotment option described below) if they purchase any of the units.

The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $             per unit. The underwriters may allow, and dealers may reallow, a concession not to exceed $             unit on sales to other dealers. If all of the units are not sold at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 6,000,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment.

We and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, shares or any other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. The 180-day lock-up period will be automatically extended if: (1) during the last 17 days of the 180-day period we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, in which case the restrictions will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or event.

In addition, the founders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the founders’ common stock until one year after the date we complete our initial business combination, and the purchasers of the sponsors’ warrants have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the sponsors’ warrants until we complete our initial business combination.

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus

Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer of units to the public in relation to any units” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

•	released, issued, distributed or caused to be released, issued or distributed to the public in France or

•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734- 1, D.744-1, D.754- 1 and D.764- 1 of the French Code monétaire et financier or

•	to investment services providers authorized to engage in portfolio management on behalf of third parties or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.41 1-1, L.41 1-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospectus of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, currently prevailing market conditions in equity securities markets, and current market valuations of publicly traded companies considered comparable to us. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

We anticipate that the units will be listed on the American Stock Exchange under the symbol “            .U” and, once the common stock and warrants begin separate trading, our common stock and warrants will be listed on the American Stock Exchange under the symbols “        ” and “            .WS,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	Paid by Triplecrown Acquisition Corp.
	No Exercise	Full Exercise
Per unit	$0.70	$0.70
Total	$28,000,000	$32,200,000

The amounts paid by us in the table above include $14.0 million in deferred underwriting discounts and commissions (or $16.1 million if the over-allotment option is exercised in full), an amount equal to 3.5% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete our initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriters’ discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

In connection with the offering, Citigroup Global Markets Inc. on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of units made in an amount up to the number of units represented by the underwriters’ over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $700,000, exclusive of underwriting discounts and commissions.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

Graubard Miller, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, Akin Gump Strauss Hauer & Feld LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

The financial statements of Triplecrown Acquisition Corp. at June 30, 2007 and for the period from June 8, 2007 (inception) through June 30, 2007 included in this Prospectus and Registration Statement have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Triplecrown Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere herein, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Triplecrown Acquisition Corp.

(a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Triplecrown Acquisition Corp.

We have audited the accompanying balance sheet of Triplecrown Acquisition Corp. (a development stage company) (the “Company”) as of June 30, 2007, and the related statements of operations, stockholders’ equity and cash flows for the period from June 8, 2007 (inception) to June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triplecrown Acquisition Corp. (a development stage company) as of June 30, 2007, and the results of its operations and its cash flows for the period from June 8, 2007 (inception) to June 30, 2007 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of a financing and the Company’s cash and working capital as of June 30, 2007 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP

Melville, New York

July 11, 2007

Triplecrown Acquisition Corp.

(a development stage company)

Balance Sheet

June 30, 2007
ASSETS
Current Assets:
Cash	$112,500

Deferred offering costs	45,000

Total assets	$157,500

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accrued expenses	$21,000
Notes payable to stockholders	112,500

Total liabilities	133,500

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value Authorized 1,000,000 shares; none issued or outstanding	—
Common stock, $.0001 par value Authorized 75,000,000 shares (Note 7) Issued and outstanding 11,500,000 shares	1,150
Additional paid in capital	23,850
Deficit accumulated during the development stage	(1,000)

Total stockholders’ equity	24,000

Total liabilities and stockholders’ equity	$157,500

The accompanying notes are an integral part of these financial statements.

Triplecrown Acquisition Corp.

(a development stage company)

Statement of Operations

For the period June 8, 2007 (inception) to June 30, 2007
Formation and operating costs	$1,000

Net loss	$(1,000)

Weighted average number of common shares outstanding—Basic and diluted	11,500,000

Basic and diluted net loss per share	$(0.00)

The accompanying notes are an integral part of these financial statements.

Triplecrown Acquisition Corp.

(a development stage company)

Statement of Stockholders’ Equity

For the period June 8, 2007 (inception) to June 30, 2007

	Common Stock		Additional paid-in capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Shares	Amount
Balance at June 8, 2007	—	$—	$—	$—	$—
Common shares issued at inception at $0.002 per share	11,500,000	$1,150	23,850		25,000
Net Loss				(1,000)	(1,000)

Balance at June 30, 2007	11,500,000	$1,150	$23,850	($1,000)	$24,000

The accompanying notes are an integral part of these financial statements.

Triplecrown Acquisition Corp.

(a development stage company)

Statement of Cash Flows

For the period June 8, 2007 (inception) to June 30, 2007
Cash flows from operating activities
Net loss	$(1,000)

Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Increase in accrued expenses	1,000

Net cash used in operating activities	—

Cash flows from financing activities
Proceeds from sale of shares of common stock	25,000
Proceeds from notes payable to stockholders	112,500
Payment of deferred offering costs	(25,000)

Net cash provided by financing activities	112,500

Net increase in cash	112,500
Cash at beginning of period	—

Cash at end of period	$112,500

Noncash disclosure for investing and financing activities
Accrual of offering costs:
Offering Costs	$20,000
Accrued expenses	(20,000)

$—

The accompanying notes are an integral part of these financial statements.

Triplecrown Acquisition Corp.

(a development stage company)

Notes to Financial Statements

1.	Organization, Business Operations and Significant Accounting Policies; Going Concern Consideration

Triplecrown Acquisition Corp. (the “Company”) was incorporated in Delaware on June 8, 2007 as a blank check company to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses in the financial services industry (“Business Combination”).

At June 30, 2007, the Company had not yet commenced any operations. All activity through June 30, 2007 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 40,000,000 units (“Units”) which is discussed in Note 2 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least approximately $9.76 per Unit (or approximately $9.74 per share if the Underwriters exercise their over-allotment option in full) sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a) (16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination or (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s officers have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered, contracted for or products sold to the Company. However, there can be no assurance that they will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Except with respect to interest income that may be released to the Company of (i) up to $6,000,000 to fund expenses related to investigating and selecting a target business and other working capital requirements and (ii) any additional amounts needed to pay income or other tax obligations, the proceeds held in trust will not be released from the trust account until the earlier of the completion of a Business Combination or the Company’s liquidation.

The Company, after signing a definitive agreement for a Business Combination with a target business or businesses, is required to submit such transaction for stockholder approval. In the event that the stockholders owning 30% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”) have agreed to vote all of their founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer apply.

Triplecrown Acquisition Corp.

(a development stage company)

Notes to Financial Statements—(Continued)

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares into cash from the Trust Fund. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 30.00% less one share of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Certificate of Incorporation will be amended prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the effective date of the registration statement relating to the Proposed Offering (“Effective Date”). If the Company has not completed a Business Combination by such date, its corporate existence will cease except for the purposes of liquidating and winding up its affairs. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per Unit in the Proposed Offering.

The Company’s existing shareholders have waived their rights to participate in any liquidation distribution, but only with respect to those shares of common stock owned by them prior to the proposed initial public offering; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following our proposed initial public offering.

Loss per Share:

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

New Accounting Pronouncements:

The Company has adopted the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), on January 8, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement process for financial statement recognition and measurement

Triplecrown Acquisition Corp.

(a development stage company)

Notes to Financial Statements—(Continued)

of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company has identified its federal tax return and its state tax return in New York as “major” tax jurisdictions, as defined. Based on the company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on June 8, 2007 the evaluation was performed for upcoming 2007 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48.

The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense. There were no amounts accrued for penalties or interest as of or during the period from June 8, 2007 (inception) through June 30, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position, results of operations and cash flows.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Going Concern Consideration:

At June 30, 2007, the Company had $112,500 in cash and a working capital deficiency of $21,000. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management plans to address this uncertainty through a Proposed Offering are discussed in Note 2. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

2.	Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale 40,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 6,000,000 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one third of one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.00 commencing the later of the completion of a Business Combination or twelve months from the Effective Date and expiring five years from the Effective Date. The Company may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $16.70 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which the notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. The Company will not be obligated to deliver securities, and there

Triplecrown Acquisition Corp.

(a development stage company)

Notes to Financial Statements—(Continued)

are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such Warrant shall not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed and an investor in the proposed offering may effectively pay the full unit price solely for the shares of common stock included in the units (since the warrants may expire worthless).

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7.0% of the gross proceeds of the Proposed Offering. However, the underwriters have agreed that 3.5% of the underwriting discount will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.

3.	Deferred Offering Costs

Offering costs consist of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or expensed in the event that the offering is terminated.

4.	Notes Payable, Stockholders

The Company issued two unsecured promissory notes for $62,500 and $50,000 (a total of $112,500) to two Initial Stockholders, who are also officers and directors of the Company, as of June 18, 2007. The notes are non-interest bearing and are payable on the earlier of June 18, 2008 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates its carrying amount.

5.	Commitments

The Company presently occupies office space provided by an affiliate of one of the Company’s executive officers. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

The Company has a commitment to pay a total underwriting discount of 7.0% of the public offering price. The payment to the underwriters representing 3.5% of the 7.0% underwriting fee will be deferred until the Company consummates a business combination.

Pursuant to letter agreements dated June 8, 2007 with the Company, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

Pursuant to Subscription Agreements dated July 10, 2007, certain of the Initial Stockholders have agreed to purchase from the Company, in the aggregate, 3,333,333 warrants for $5,000,000 (the “Sponsors’ Warrants”). The purchase and issuance of the Sponsors’ Warrants shall occur simultaneously with the consummation of the Proposed Offering but shall be sold on a private placement basis. All of the proceeds the Company receives from these purchases will be placed in the Trust Account. The Sponsors’ Warrants to be purchased will be identical to Warrants underlying the Units being offered in the Proposed Offering except that if the Company calls the

Triplecrown Acquisition Corp.

(a development stage company)

Notes to Financial Statements—(Continued)

Warrants for redemption, the Sponsors’ Warrants will not be redeemable by the Company so long as they are still held by the original purchasers or their affiliates.

The Initial Stockholders and holders of the Sponsors’ Warrants (or underlying securities) will be entitled to registration rights with respect to their founding shares or Sponsors’ Warrants (or underlying securities), as the case may be, pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of the founding shares are entitled to demand that the Company register these shares at any time commencing nine months after the consummation of a Business Combination. The holders of the Sponsors’ Warrants (or underlying securities) are entitled to demand that the Company register such securities at any time after the Company consummates a Business Combination. In addition, the Initial Stockholders and holders of the Sponsors’ Warrants (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after the Company’s consummation of a Business Combination.

6.	Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The proposed agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

7.	Common Stock

The Company is authorized to issue 75,000,000 shares of common stock with a par value of $.0001 per share. The Company’s Certificate of Incorporation will be amended prior to the completion of the proposed public offering to increase the number of authorized shares of common stock from 75,000,000 shares to 80,000,000 shares.

At June 30, 2007, there were 18,666,666 shares of common stock reserved for issuance upon exercise of Warrants and the Sponsors’ Warrants (which includes 2,000,000 warrants that are part of the over-allotment option, if exercised in full).

On June 8, 2007, the Company issued 11,500,000 shares of common stock to the founders for an aggregate of $25,000 in cash, at a purchase price of approximately $0.002 per share. This includes an aggregate of 1,500,000 shares of common stock that are subject to forfeiture by the founders to the extent that the over-allotment option is not exercised by the underwriters. These holders will be required to forfeit only a number of shares necessary to maintain their collective 20% ownership interest in the Company’s common stock after giving effect to the offering and exercise, if any, of the underwriters’ over-allotment option. The Company refers to the current holders of these shares of common stock as the “founders,” and the outstanding shares of common stock as the “founders’ common stock.”

In addition, Eric J. Watson and Jonathan J. Ledecky have agreed to purchase an aggregate of 3,333,333 warrants at a price of $1.50 per warrant ($5.0 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The $5.0 million of proceeds from this investment will be added to the proceeds of this offering and will be held in the trust account pending completion of an initial business combination on the terms described in this prospectus. If the Company does not complete such a business combination, then the $5.0 million will be part of the liquidating distribution to the Company’s public stockholders, and the warrants will expire worthless.

Triplecrown Acquisition Corp.

(a development stage company)

Notes to Financial Statements—(Continued)

The sponsors’ warrants will not be transferable or salable by the purchasers (subject to limited exceptions including the transferee agreeing to be bound to such transfer restrictions) until the Company completes a business combination, and will be exercisable on a cashless basis and will be non-redeemable by us so long as they are held by the purchasers or their affiliates. In addition, commencing on the date they become exercisable, the sponsors’ warrants and the underlying shares of common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With the exception of the terms noted above, the sponsors’ warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

8.	Legal

There is no material litigation currently pending against us or any member of our management team in their capacity as such.

$400,000,000

Triplecrown Acquisition Corp.

40,000,000 Units

P R O S P E C T U S

                    , 2007

Citi

Jefferies & Company

Ladenburg Thalmann & Co. Inc.

Broadband Capital Management LLC

Until                     , 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	17,417.14
NASD filing fee	57,233.33
American Stock Exchange filing and listing fee	80,000.00
Accounting fees and expenses	50,000.00
Printing and engraving expenses	175,000.00
Directors & Officers liability insurance premiums	115,000.00	(2)
Legal fees and expenses	305,000.00
Miscellaneous	14,349.53	(3)

Total	$815,000.00

(1)	In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Ninth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following securities without registration under the Securities Act:

Stockholders	Number of Shares
Summit Trust	5,525,000
Jonathan J. Ledecky	5,025,000
Hat Tricks LLC	500,000
Robert B. Hersov	50,000
Edward J. Mathias	50,000
Kerry Kennedy	50,000
Richard Y. Roberts	50,000
Jimmie Lee Solomon, Jr.	50,000
Jay H. Nussbaum	50,000
Jim Gray	50,000
Richard A. Stein	50,000
Edward Hanson	50,000

Such shares were issued on June 8, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The shares of common stock issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.002 per share.

In addition, Eric J. Watson and Jonathan J. Ledecky have committed to purchase from us 3,333,333 warrants at $1.50 per warrant (for an aggregate purchase price of $5,000,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The obligation to purchase the warrants undertaken by the above individuals was made pursuant to Subscription Agreements, dated as of July 10, 2007 (the form of which was filed as Exhibit 10.17 to the Registration Statement on Form S-1). Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by such individuals are conditions outside of the investors’ control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a “completed private placement.”

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*

3.1	Amended and Restated Certificate of Incorporation.*

3.2	By-laws.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Common Stock Certificate.*

4.3	Specimen Warrant Certificate.*

Exhibit No.	Description
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Graubard Miller.

10.1	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Eric J. Watson.*

10.2	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Jonathan J. Ledecky.*

10.3	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Robert B. Hersov.*

10.4	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Edward J. Mathias.*

10.5	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Kerry Kennedy.*

10.6	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Richard Y. Roberts.*

10.7	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Jimmie Lee Solomon, Jr.*

10.8	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Jay H. Nussbaum.*

10.9	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Jim Gray.*

10.10	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Richard A. Stein.*

10.11	Letter Agreement among the Registrant, Citigroup Global Markets Inc. and Edward Hanson.*

10.12	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

10.13	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.*

10.14	Form of Letter Agreement between Ironbound Partners Fund LLC and Registrant regarding administrative support.*

10.15	Form of Promissory Note issued to each of Eric J. Watson and Jonathan J. Ledecky.*

10.16	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*

10.17	Form of Subscription Agreements among the Registrant, Graubard Miller and each of Eric J. Watson and Jonathan J. Ledecky.*

14	Form of Code of Ethics.*

23.1	Consent of Marcum & Kliegman LLP.

23.2	Consent of Graubard Miller (included in Exhibit 5.1).

24	Power of Attorney (included on signature page of this Registration Statement).

99.1	Form of Audit Committee Charter.*

99.2	Form of Nominating Committee Charter.*

*	To be filed by amendment

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of July, 2007.

TRIPLECROWN ACQUISITION CORP.

By:	/s/ JONATHAN J. LEDECKY
Name:	Jonathan J. Ledecky
Title:	President and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric J. Watson and Jonathan J. Ledecky his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ ERIC J. WATSON Eric J. Watson	Chairman of the Board and Treasurer (Principal financial and accounting officer)	July 12, 2007

/s/ JONATHAN J. LEDECKY Jonathan J. Ledecky	President, Secretary and Director (Principal executive officer)	July 12, 2007

/s/ ROBERT B. HERSOV Robert B. Hersov	Director	July 12, 2007

/s/ EDWARD J. MATHIAS Edward J. Mathias	Director	July 12, 2007

/s/ KERRY KENNEDY Kerry Kennedy	Director	July 12, 2007

/s/ RICHARD Y. ROBERTS Richard Y. Roberts	Director	July 12, 2007

/s/ JIMMIE LEE SOLOMON, JR. Jimmie Lee Solomon, Jr.	Director	July 12, 2007

/s/ JAY H. NUSSBAUM Jay H. Nussbaum	Director	July 12, 2007

Name	Position	Date

/s/ JIM GRAY Jim Gray	Director	July 12, 2007

/s/ RICHARD A. STEIN Richard A. Stein	Director	July 12, 2007

/s/ EDWARD HANSON Edward Hanson	Director	July 12, 2007